                                                                     Exhibit 4.5

                               CREDIT AGREEMENT

                                     among

                          BLACK LABEL WIRELESS, INC.

                                 as Borrower,

                    THE FINANCIAL INSTITUTIONS FROM TIME TO

                             TIME PARTIES HERETO,

                                  as Lenders,

                                      and

                           LUCENT TECHNOLOGIES INC.

                           as Agent for the Lenders

                           Dated as of July 14, 2000

          THIS CREDIT AGREEMENT (this "Agreement"), dated as of July 14, 2000,
                                       ---------
among Black Label Wireless, Inc., a Delaware corporation (the "Borrower"), the
                                                               --------
financial institutions signatory hereto from time to time, as lenders (the

"Lenders") and Lucent Technologies Inc., as agent for the Lenders (in such
 -------
capacity, the "Agent").
               -----

                              W I T N E S E T H:
                              - - - - - - - - -

          WHEREAS, the Borrower is engaged in the development of personal communications services systems in certain areas which the Borrower intends to transfer to TeleCorp pursuant to the Acquisition;

          WHEREAS, the Borrower desires that the Lenders provide a bridge loan
(i) to finance the purchase and installation of certain equipment from Vendor;
(ii) to fund other transactions as contemplated under the Acquisition Documents,
(iii) to fund other transactions as permitted herein and (iv) to pay transaction fees and expenses; and

          WHEREAS, the Lenders are willing to make such Loans to the Borrower subject to the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, each of the Borrower, Agent and Lenders, intending to be legally bound, hereby agree as follows:

                            ARTICLE 1. DEFINITIONS

          1.1  Defined Terms.  As used in this Agreement, the following terms
               -------------
shall have the following meanings:

          "Acquisition" shall mean the merger of TeleCorp and Tritel and related
           -----------
transactions.

          "Acquisition Documents" shall mean the collective reference to the
           ---------------------
Merger Agreement and the agreements identified on Schedule 1.1(a) hereto.
                                                  ---------------

          "Affiliate" shall mean, as to any Person, any other Person which,
           ---------
directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person shall mean the power, directly or indirectly, either (a) to vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors of such Person or (b) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "Agent" shall mean Lucent, as agent for the Lenders.
           -----

          "Agreement" shall mean this Credit Agreement, as amended, supplemented
           ---------
or otherwise modified from time to time.

          "Airadigm" shall mean Airadigm Communications, Inc., a Wisconsin
           --------
corporation.

          "Airadigm Bankruptcy" shall have the meaning ascribed thereto in
           -------------------
Section 4.5(b).
--------------

          "Airadigm Bankruptcy Court" shall have the meaning ascribed thereto in
           -------------------------
Section 4.5(b).
--------------

          "Airadigm/FCC License Debt" shall have the meaning ascribed thereto in
           -------------------------
Section 2.1(c)(v).
-----------------

          "Airadigm/FCC License Debt Obligations" shall have the meaning
           -------------------------------------
ascribed thereto in Section 4.5(b)(i).
                    -----------------

          "Airadigm/FCC License Debt Subfacility" shall have the meaning
           -------------------------------------
ascribed thereto in Section 2.1(c)(v).
                    -----------------

          "Airadigm Licenses" shall have the meaning ascribed thereto in Section
           -----------------                                             -------
4.5(a).
------

          "Airadigm Post-Petition Financing Order" shall have the meaning
           --------------------------------------
ascribed thereto in Section 4.5(b).
                    --------------

          "Airadigm Working Capital Obligations" shall have the meaning ascribed
           ------------------------------------
thereto in Section 4.6(a)(i).
           -----------------

          "Alternate Base Rate" shall mean, on any particular date, a rate of
           -------------------
interest per annum equal to the higher of:

          (a) the corporate base rate, prime rate or base rate of interest most recently published by the Wall Street Journal as the current prime rate (which rate is not necessarily intended to be the lowest rate of interest charged by lenders participating in the Wall Street Journal's survey of interest rates in connection with extensions of credit); and

          (b) the Federal Funds Rate for such date plus one-half of one percent (0.50%).

          "Alternate Base Rate Loans" shall mean Loans the rate of interest
           -------------------------
applicable to which is based upon the Alternate Base Rate.

          "Applicable Margin" shall mean one percent (1%) with respect to
           -----------------
Alternate Base Rate Loans and two hundred (200) basis points with respect to LIBOR Loans.

          "AT&T Wireless" means AT&T Wireless Services, Inc., a Delaware
           -------------
corporation.

          "AT&T/Indus Buy-Out" shall have the meaning ascribed thereto in
           ------------------
Section 2.1(c)(iii).
-------------------

          "AT&T/Indus Buy-Out Subfacility" shall have the meaning ascribed
           ------------------------------
thereto in Section 2.1(c)(iii).
           -------------------

          "AT&T/Indus Loan Agreement" shall mean that certain loan agreement
           -------------------------
between AT&T Wireless and Indus dated as of February 26, 2000.

          "Bankruptcy Court" shall mean Title 11 of the United States Code, 11
           ----------------
U.S.C. (S)(S) 101, et seq. (as amended).
                   -- ----

          "Benefit Plan" shall mean a defined benefit plan as defined in Section
           ------------
3(35) of ERISA (other than a Multiemployer Plan) in respect of which the Borrower or any Commonly Controlled Entity is, or within the preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

          "Benefited Lender" shall have the meaning ascribed thereto in Section
           ----------------                                             -------
8.7.
---

          "Black Label Agency Agreement" shall mean that certain Agency
           ----------------------------
Agreement between the Borrower and TeleCorp Acquisition Sub dated as of May 26, 2000.

          "Black Label Working Capital Subfacility" shall have the meaning
           ---------------------------------------
ascribed thereto in Section 2.1(c)(i).
                    -----------------

          "Borrower" shall have the meaning ascribed thereto in the recital of
           --------
parties to this Agreement.

          "Borrowing Date" shall mean any Business Day specified in a notice
           --------------
pursuant to Section 2.3 as a date on which the Borrower requests that the Lender
            -----------
make Loans hereunder.

          "Business Day" shall mean:
           ------------

          (a) a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and

          (b)  with respect to the date of

               (i) making or continuing any Loans as, or converting any Loans from or into, LIBOR Loans,

               (ii) making any payment or prepayment of principal of or payment of interest on any portion of the principal amount of any Loans being maintained as LIBOR Loans, or

               (iii) the Borrower giving any notice (or the number of Business Days to elapse prior to the effectiveness thereof) in connection with any matter referred to in the immediately preceding clause (b)(i) or (b)(ii), any day that is a Business Day pursuant to clause (a) above and that is also a
                                           ----------
day on which trading is carried on by and between banks in the interbank market in London, England.

          "Capital Stock" shall mean any and all shares, interests,
           -------------
participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

          "Cash Equivalents" shall mean (a) securities issued or directly and
           ----------------
fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than twelve (12) months from the date of acquisition, (b) securities issued or directly and fully guaranteed or insured by any state of the United States of America or any agency or instrumentality thereof having maturities of not more than twelve months from the date of acquisition and, at the time of acquisition, having the highest rating generally obtainable from either S&P or Moody's, (c) time deposits and certificates of deposit of any Lender or any domestic commercial bank having capital and surplus in excess of $1,000,000,000, in each case, having maturities of not more than twelve (12) months from the date of acquisition, (d) repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clauses (a), (b) and (c) above entered into with any Lender or any domestic commercial bank meeting the qualifications specified in clause (c) above, and (e) commercial paper rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody's.

          "Change of Control" shall mean the occurrence of any of the following:
           -----------------

          (a) the failure of the Designated Holders to own, directly or beneficially, free and clear of all Liens, the percentage of Capital Stock of the Borrower held by the Designated Holders as of the date hereof;

          (b) at least a majority of the directors of the Borrower shall not have been nominated or appointed by the Designated Holders;

          (c) any of the Designated Holders shall cease to serve in their respective present capacities or shall no longer be engaged in the day-to-day operations of the Borrower;

          (d) the chief executive officer of TeleCorp as of the Closing Date shall cease to be chief executive officer of the Borrower or the chief financial officer of TeleCorp as of the Closing Date shall cease to be chief financial officer of the Borrower; provided that such cessation shall not constitute a
                         --------
"Change of Control" if the Borrower, within ninety (90) days of such cessation, shall employ in his stead an individual of comparable or superior qualifications and experience who is reasonably acceptable to the Required Lenders;

          (e) the failure of the Borrower, at all times, to own, directly or indirectly, all the issued and outstanding Capital Stock of each of its Subsidiaries, in each case, free and clear of all Liens;

          (f)  the Borrower shall be liquidated or dissolved; or

          (g) the persons holding a majority in interest of the voting rights with respect to the Capital Stock of TeleCorp shall cease to hold a majority in interest of the voting rights with respect to the Capital Stock of the Borrower.

          "Chase" means The Chase Manhattan Bank.
           -----

          "Chase Credit Agreement" means that certain Credit Agreement dated as
           ----------------------
of July 17, 1998 among TeleCorp, the lenders party thereto and Chase (as administrative agent for the lenders), as amended, modified, supplemented, replaced or refinanced from time to time.

          "Closing Date" shall mean the earliest date on which all of the
           ------------
conditions precedent set forth in Section 4.1 shall be simultaneously satisfied
                                  -----------
or waived.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from
           ----
time to time.

          "Collateral" shall have the meaning ascribed thereto in the Security
           ----------
Agreement.

          "Commitment" shall mean, with respect to each Lender, the amount set
           ----------
forth under the heading "Commitments" opposite such Lender's name on Schedule
                                                                     --------
2.1(a), as such amount may be reduced from time to time pursuant to this
------
Agreement. As of the date of the Agreement, the aggregate amount of the Commitment is $175,000,000; provided, however, that the aggregate amount of the
                            --------
Commitment shall be reduced by any amounts financed by Lucent to facilitate the purchase of Licenses for Beaumont, Texas and Mayaquez, Puerto Rico, which financing shall in no event exceed an aggregate principal amount of $20,000,000.

          "Commitment Percentage" shall mean, as to any Lender, the ratio
           ---------------------
(expressed as a percentage) of such Lender's Commitment to the aggregate amount of all Commitments provided that if the Commitments have terminated in accordance with this Agreement, Commitment Percentage shall mean, as to any Lender, the ratio (expressed as a percentage) of the aggregate outstanding principal of such Lender's Loans to the aggregate outstanding principal amount of all Lenders' Loans.

          "Commitment Transfer Supplement" shall have the meaning ascribed
           ------------------------------
thereto in Section 8.6(c).
           --------------

          "Common Stock" shall mean, with respect to the Borrower, the shares of
           ------------
common stock, no par value per share, of the Borrower.

          "Commonly Controlled Entity" shall mean an entity, whether or not
           --------------------------
incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

          "Communications Act" shall mean the Communications Act of 1934 and the
           ------------------
rules and regulations thereunder, in each case as amended from time to time.

          "Competitor" shall mean any Person which is engaged directly or
           ----------
indirectly in the ownership or operation of a wireless telecommunications system encompassing at least one MTA; provided that a Person (a) which is solely a
                               --------
passive investor in companies engaged in the same or related business as the Borrower or (b) which purchases or to whom the Borrower or any agent of the Borrower offers senior debt of the Borrower shall not be a Competitor.

          "Contractual Obligation" shall mean as to the Borrower or any of its
           ----------------------
Subsidiaries, any provision of (i) any security issued by the Borrower or such Subsidiary or (ii) any agreement, instrument or other undertaking to which either the Borrower or such Subsidiary is a party or by which it or any of its property is bound.

          "Credit Extension" shall mean the collective reference to any Loan by
           ----------------
a Lender.

          "Default" shall mean any of the events specified in Section 6.1,
           -------                                            -----------
whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Designated Holder" shall mean either Gerald T. Vento or Thomas H.
           -----------------
Sullivan.

          "Designated Holder Pledge Agreements" shall mean the Vento Pledge
           -----------------------------------
Agreement and the Sullivan Pledge Agreement, collectively.

          "Dollars" and "$" shall mean dollars in lawful currency of the United
           -------       -
States of America.

          "Eligible Assignee" means any Person who is either an accredited
           -----------------
investor (as defined in Rule 501 under the Securities Act) or a Qualified Institutional Buyer (as defined in Rule 144A under the Securities Act) and is
(a) a commercial bank having total assets in excess of $250,000,000, an insurance company or other similar financial institution, (b) any other entity which is (or which is managed by a manager which manages funds which are) primarily engaged in making, purchasing or otherwise investing in commercial loans or extending, or investing in extensions of, credit for its own account in the ordinary course of its business, which has total assets in excess of $250,000,000, (c) a fund principally engaged in investing in commercial loans, debt securities or other extensions of credit or (d) a Person which is not a Competitor and has total assets in excess of $250,000,000.

          "Environmental Laws" shall mean any and all foreign, Federal, state,
           ------------------
local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning public health, public and workplace safety or protection of the environment, as now or may at any time hereafter be in effect.

          "Ericsson" shall have the meaning ascribed thereto in Section
           --------                                             -------
4.5(b)(i).
---------

          "Ericsson DIP" shall have the meaning ascribed thereto in Section
           ------------                                             -------
4.5(b)(i).
---------

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as amended from time to time.

          "ERISA Affiliate" shall mean (a) any corporation which is a member of
           ---------------
the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower, (b) any partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Borrower and

(c) any member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Borrower, any corporation described in clause
(a) above or any partnership or trade or business described in clause (b) above.

          "Eurocurrency Liabilities" shall have the meaning ascribed thereto in
           ------------------------
Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Event of Default" shall mean any of the events specified in Section
           ----------------                                            -------
6.1; provided that any requirement for the giving of notice, the lapse of time,
---  --------
or both, to the extent required by Section 6.1, has been satisfied.
                                   -----------

          "Exchangeable Stock" shall mean any Capital Stock which is
           ------------------
exchangeable or convertible into a debt security of the issuer or any of its Subsidiaries.

          "Existing Indebtedness" shall mean the Indebtedness set forth on
           ---------------------
Schedule 4.1(q).
---------------

          "FCC" shall mean the Federal Communications Commission or any
           ---
successor thereto.

          "FDIC" shall mean the Federal Deposit Insurance Corporation or any
           ----
successor thereto.

          "Federal Funds Rate" shall mean for any particular date, an interest
           ------------------
rate per annum equal to the interest rate (rounded upward to the nearest 1/100/th/ of 1%) offered in the interbank market as the overnight Federal Funds Rate at or about 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the immediately preceding Business Day).

          "Final Maturity Date" shall mean the later to occur of the date (i)
           -------------------
six (6) months after the consummation of the Acquisition and (ii) twelve (12) months after the Closing Date.

          "Financing Lease" shall mean any lease of property, real or personal,
           ---------------
the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

          "Financing Transactions" shall mean the Loans and Notes contemplated
           ----------------------
by this Agreement.

          "GAAP" shall mean generally accepted accounting principles in the
           ----
United States of America as in effect from time to time, except insofar as:

          (a) the Borrower shall have elected (or shall not have been required by the American Institute of Certified Public Accountants or any similar body) which election or requirement shall continue to be effective for subsequent years, with the concurrence of its independent public accountant, to adopt more recently promulgated generally accepted accounting principles; and

          (b) the Required Lenders shall have consented (such consent not to be unreasonably withheld) to the application of such principles to this Agreement (it being understood that such consent may be conditioned upon negotiation of such changes to this Agreement, including Section 6.1, as the Required Lenders
                                          -----------
may, in their reasonable discretion, deem appropriate).

          "Governmental Authority" shall mean any national government (United
           ----------------------
States or foreign), any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantee Obligation" shall mean as to any Person (the "guaranteeing
           --------------------                                    ------------
person"), any obligation of (a) the guaranteeing person or (b) another Person
------
(including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter-indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, lease, dividend or other obligation (the "primary obligation") of any other third Person (the "primary obligor") in any
 ------------------                                   ---------------
manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth, liquidity or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided that
                                                                --------
the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (A) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (B) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

          "Hedging Agreements" shall mean:
           ------------------

          (a) any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement under which the Borrower is a party or a beneficiary and

          (b) any other agreement or arrangement designed to limit or eliminate the risk and/or exposure of the Borrower to fluctuations in currency exchange rates.

          "Hughes" means Hughes Network Systems.
           ------

          "Hughes Settlement" shall have the meaning ascribed thereto in Section
           -----------------                                             -------
2.1(c)(iv).
----------

          "Hughes Settlement Subfacility" shall have the meaning ascribed
           -----------------------------
thereto in Section 2.1(c)(iv).
           ------------------

          "Indebtedness" of any Person at any date shall mean:
           ------------

          (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices);

          (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument;

          (c)  all obligations of such Person under Financing Leases;

          (d) all obligations of such Person in respect of outstanding letters of credit, acceptances and similar obligations issued or created for the account of such Person;

          (e) all liabilities secured by any Lien (other than Liens permitted under clauses (a), (b) or (c) of the definition of Permitted Liens) on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof;

          (f) liabilities arising under Hedging Agreements (other than interest rate caps) of such Person;

          (g)  all Guarantee Obligations of such Person; and

          (h) any asserted withdrawal or termination liability of such Person or a Commonly Controlled Entity to a Plan or Multiemployer Plan.

          "Indenture Act" shall mean the Trust Indenture Act of 1939, as amended
           -------------
from time to time.

          "Indus" shall mean Indus, Inc., a Wisconsin corporation.
           -----

          "Indus/Airadigm Working Capital Subfacility" shall have the meaning
           ------------------------------------------
ascribed thereto in Section 2.1(c)(ii).
                    ------------------

          "Insolvency" shall mean with respect to any Multiemployer Plan, the
           ----------
condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Interest Payment Date" shall mean:
           ---------------------

          (a) as to any Alternate Base Rate Loan, the last day of each March, June, September and December to occur while such Loan is outstanding;

          (b) as to any LIBOR Loan having an Interest Period of three (3) months or less, the last day of such Interest Period; and

          (c)  as to any LIBOR Loan having an Interest Period longer than three
(3) months, each day which is three (3) months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

          "Interest Period" with respect to any LIBOR Loan shall mean:
           ---------------

          (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such LIBOR Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its Notice of Borrowing or Notice of Conversion, as the case may be, given with respect thereto; and

          (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to Agent not less than three (3) Business Days prior to the last day of the then current Interest Period with respect thereto;

provided that the foregoing provisions relating to Interest Periods are subject
--------
to the following:

               (i) if any Interest Period pertaining to a LIBOR Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (ii) any Interest Period that would otherwise extend beyond the date final payment is due on the Loans shall end on such date of final payment;

               (iii) any Interest Period pertaining to a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

               (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any LIBOR Loan during an Interest Period for such Loan.

          "Lenders" shall have the meaning ascribed thereto in the recital of
           -------
parties hereto.

          "LIBOR Base Rate" shall mean for any Interest Period with respect to a
           ---------------
LIBOR Loan comprising part of the same borrowing, the rate of interest per annum equal to the per annum rate of interest displayed on the Dow Jones Market Screen, Page 3750, as being the one-month, two-month, three-month or six-month, as applicable, reserve adjusted "London Interbank Offered Rate" at or about 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period or, if such rate does not appear on such page or otherwise on such service, such rate shall be the rate of interest per annum equal to the rate of interest at which Dollar deposits in the approximate amount of the Loans to be made or continued as, or converted into, LIBOR Loans for such Interest Period and having a maturity comparable to such Interest Period would be offered by the London lending office of the Reference Bank in the London interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the commencement of such Interest Period.

          "LIBOR Loans" shall mean Loans the rate of interest applicable to
           -----------
which is based upon the LIBOR Rate.

          "LIBOR Rate" shall mean with respect to each day during each Interest
           ----------
Period pertaining to a LIBOR Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                 LIBOR Base Rate
          --------------------------------

          1.00 - LIBOR Reserve Percentage

          "LIBOR Reserve Percentage" shall mean, for any day during any Interest
           ------------------------
Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day applicable to any Lender under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency Liabilities having a term comparable to such Interest Period.

          "License" shall mean any broadband personal communications license
           -------
issued by the FCC in connection with the operation of a System.

          "Lien" shall mean (a) any mortgage, pledge, hypothecation, assignment,
           ----
deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction), (b) any arrangement or agreement which prohibits the Borrower or any of its Subsidiaries from creating any mortgage, pledge, hypothecation, deposit arrangement, encumbrance, lien, charge or other security interest, or from entering into any agreement or arrangement described in clause (a) of this definition or (c) the sale, assignment, pledge or transfer for security of any accounts, general intangibles or chattel paper of the Borrower or any of its Subsidiaries with or without recourse.

          "Loan" shall mean any loan made by any Lender pursuant to this
           ----
Agreement.

          "Loans" shall have the meaning ascribed thereto in Section 2.1.
           -----                                             -----------

          "Loan Documents" shall mean this Agreement and each other agreement,
           --------------
instrument or certificate executed and delivered to Agent or any Lender pursuant hereto including, without limitation, the Notes, the Security Documents and the TeleCorp Certificate.

          "Loan Parties" shall mean the Borrower, each of its Subsidiaries and
           ------------
any other Person (other than Agent or any of the Lenders) which is or becomes a party to a Loan Document.

          "Lucent" shall mean Lucent Technologies Inc., a Delaware corporation.
           ------

          "Material Adverse Effect" shall mean any event or condition which has
           -----------------------
a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries, taken as a whole, (b) the consummation of the Acquisition, or (c) the validity or enforceability of any of the Loan Documents, the Liens created hereunder or thereunder or the rights or remedies of Agent or the Lenders hereunder or thereunder.

          "Materials of Environmental Concern" shall mean any gasoline or
           ----------------------------------
petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

          "Merger Agreement" means that certain Agreement and Plan of
           ----------------
Reorganization and Contribution dated as of February 28, 2000 by and among TeleCorp, Tritel and AT&T Wireless.

          "Moody's" shall mean Moody's Investors Service, Inc.
           -------

          "MTA" shall mean a Major Trading Area as defined in 47 C.F.R. 24.202,
           ---
as amended from time to time.

          "Multiemployer Plan" shall mean a Plan which is a multiemployer plan
           ------------------
as defined in Section 4001(a)(3) of ERISA.

          "Net Disposition Proceeds" shall mean the gross cash proceeds
           ------------------------
(including any cash received by way of deferred payment pursuant to, or monetization of, a note receivable or otherwise but only as and when received) received by the Borrower or any of its Subsidiaries from the sale, lease (other than a lease in the ordinary course of business), transfer or other disposition of any of the Telecommunications Equipment less the sum of (a) reasonable selling expenses paid to nonaffiliated third parties, (b) any Indebtedness secured by a Lien permitted under clause (e) of the definition of Permitted Liens, and (c) Taxes on the overall net income of the Borrower or such Subsidiary reasonably estimated to be actually payable by the Borrower or such Subsidiary with respect to any gain realized as a result of such sale, lease, transfer or other disposition and which Taxes on the overall net income of the Borrower or such Subsidiary are payable by the Borrower or such Subsidiary within two (2) years of the date of such sale, lease, transfer or other disposition or within two (2) years of any installment payment with respect thereto.

          "Net Income" for any period shall mean, net income (or deficit) of a
           ----------
Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

          "Net Insurance Proceeds" shall mean (a) the proceeds of any insurance
           ----------------------
and awards of compensation received by the Borrower or any of its Subsidiaries, including any proceeds, from the damage to, interruption of business performed by or destruction or condemnation of all or any portion of its assets or property (regardless of whether such compensation is from any action in tort or contract or otherwise or from any governmental proceeding or action), less the sum of any costs of collection that are paid to nonaffiliated third parties, (b) the proceeds from the termination or unwinding of any interest rate cap, and (c) any amounts received by the Borrower or such Subsidiary as a result or in respect of the overfunding of a Plan.

          "Non-Excluded Taxes" shall have the meaning ascribed thereto in
           ------------------
Section 2.13.
------------

          "Non-Funding Lender" shall have the meaning ascribed thereto in
           ------------------
Section 7.7.
-----------

          "Note" shall have the meaning ascribed thereto in Section 2.2.
           ----                                             -----------

          "Notice of Borrowing" shall have the meaning ascribed thereto in
           -------------------
Section 2.3.
-----------

          "Notice of Conversion" shall have the meaning ascribed thereto in
           --------------------
Section 2.5(a).
--------------

          "Obligations" shall mean the unpaid principal of and interest on
           -----------
(including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower or any of its Subsidiaries, as applicable, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and whether the Lenders are oversecured or undersecured with respect to such Loans) the Notes and all other obligations and liabilities of the Borrower or any of its Subsidiaries, as applicable, to the Lenders or any of their respective Affiliates, including any obligation of the Borrower under any Hedging Agreement entered into with Agent, any Lender or any of their respective Affiliates, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, any of the Loan Documents or any Hedging Agreement with Agent, any Lender or any of their respective Affiliates or any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to Agent or to the Lenders that are required to be paid by the Borrower or any of its Subsidiaries, as applicable, pursuant to the terms of this Agreement, any other Loan Document or any Hedging Agreement with Agent, any Lender or any of their respective Affiliates) or otherwise.

          "OEDA" shall have the meaning ascribed thereto in Section 4.5(b)(i).
           ----                                             -----------------

          "OEDA DIP" shall have the meaning ascribed thereto in Section
           --------                                             -------
4.6(a)(i).
---------

          "Other Lender" shall have the meaning ascribed thereto in Section 7.9.
           ------------                                             -----------

          "Participants" shall have the meaning ascribed thereto in Section
           ------------                                             -------
8.6(b).
------

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established
           ----
pursuant to Subtitle A of Title IV of ERISA or any successor thereto.

          "Permitted Business" of the Borrower shall mean:
           ------------------

          (a) the delivery or distribution of telecommunications, voice, data or video services; and

          (b) any business or activity reasonably related or ancillary thereto, including, without limitation, any business conducted by the Borrower on the date of this Agreement and the acquisition, holding or exploitation of any license relating to the delivery of the services described in clause (a) above.

          "Permitted Liens" of the Borrower shall mean:
           ---------------

          (a) inchoate Liens for taxes, assessments or governmental charges or levies or Liens for taxes, assessments, governmental charges or levies not yet due or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books
--------
of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

          (b) statutory Liens of carriers', warehousemen's, mechanics', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not overdue for a period of more than sixty (60) days or which are being contested in good faith by appropriate proceedings;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation; deposits securing liability to insurance carriers under insurance or self-insurance arrangements; and deposits to secure true leases in the ordinary course of business;

          (d) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and landlords' Liens which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower;

          (e) any attachment or judgment Lien not constituting an Event of Default under Section 6.1(i); and
              --------------

          (f)  Liens created pursuant to the Security Documents.

          "Person" shall mean an individual, partnership, corporation, limited
           ------
liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Plan" shall mean at a particular time, any employee benefit plan
           ----
which is covered by ERISA and in respect of which the Borrower is, an "employer" as defined in Section 3(5) of ERISA, other than a Multiemployer Plan.

          "Primary Purposes" shall have the meaning ascribed thereto in Section
           ----------------                                             -------
2.1(b).
------

          "Redeemable Stock" shall mean any Capital Stock that by its terms or
           ----------------
otherwise is required to be redeemed prior to the maturity of the Notes or is redeemable at the option of the holder thereof at any time prior to the maturity of the Notes.

          "Reference Bank" shall mean The Chase Manhattan Bank.
           --------------

          "Register" shall have the meaning ascribed thereto in Section 8.6(d).
           --------                                             --------------

          "Regulation U" shall mean Regulation U of the Board of Governors of
           ------------
the Federal Reserve System as in effect from time to time.

          "Reorganization" shall mean with respect to any Multiemployer Plan,
           --------------
the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "Reportable Event" shall mean any of the events set forth in section
           ----------------
4043(c) of ERISA other than those events for which the notice requirement has been waived under applicable regulations.

          "Required Lenders" at any time shall mean Lenders whose Commitment
           ----------------
Percentages aggregate at least fifty one percent (51%).

          "Requirement of Law" as to any Person shall mean the certificate of
           ------------------
incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer" shall mean the chairman of the board of
           -------------------
directors or the chief executive officer of such Person or, with respect to financial matters, the chief financial officer of such Person.

          "Restricted Payment" shall mean:
           ------------------

          (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of the Borrower or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of Common Stock of the Borrower;

          (b) any redemption, retirement, purchase or other acquisition, direct or indirect, of any shares of any class of Capital Stock of the Borrower or any of its Subsidiaries now or hereafter outstanding, or of any warrants, rights or options to acquire any such shares, except to the extent that the consideration therefor consists of shares of Capital Stock of the Borrower; and

          (c) any payment of any interest on or principal or premium of, and any redemption, retirement, purchase or other acquisition, direct or indirect, of, any Indebtedness of the Borrower or any of its Subsidiaries which ranks pari passu with or junior to the Notes.

          "RW" shall mean RW Acquisition LLC, a Delaware limited liability
           --
company.

          "S&P" shall mean Standard & Poor's Ratings Group, a division of The
           ---
McGraw Hill Companies.

          "Securities Act" shall mean the Securities Act of 1933.
           --------------

          "Security Agreement" shall mean the Security Agreement of the Borrower
           ------------------
in favor of Agent, for the benefit of the Lenders, substantially in the form of Exhibit B, as the same may be amended, modified or supplemented from time to
---------
time.

          "Security Documents" shall mean the collective reference to the
           ------------------
Security Agreement, Designated Holder Pledge Agreements and any other security documents hereafter delivered to Agent granting a Lien on the Capital Stock or any asset or assets of the Borrower or any of its Subsidiaries to secure the obligations and liabilities of the Borrower under any of the Loan Documents.

          "Single Employer Plan" shall mean any Plan which is covered by Title
           --------------------
IV of ERISA, but which is not a Multiemployer Plan.

          "Subfacility" shall mean any of the Airadigm/FCC License Debt
           -----------
Subfacility, AT&T/Indus Buy-Out Subfacility, Black Label Working Capital Subfacility, Hughes Settlement Subfacility or Indus/Airadigm Working Capital Subfacility, as the context requires.

          "Subsidiary" of a Person shall mean a corporation, partnership or
           ----------
other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the occurrence of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, all references to Subsidiaries are to Subsidiaries of the Borrower.

          "Sullivan Pledge Agreement" shall mean the Pledge Agreement executed
           -------------------------
by Thomas H. Sullivan in favor of Agent, for the benefit of the Lenders, substantially in the form of Exhibit A, as the same may be amended, modified or
                             ---------
supplemented from time to time.

          "Switch Equipment" shall mean telecommunications switches and
           ----------------
associated electronics.

          "System" shall mean as to any Person, assets constituting a radio
           ------
communications system authorized under the rules for wireless communications services (including any license and the network, marketing, distribution, sales, customer interface and operations functions relating thereto) owned and operated by such Person.

          "Tax" or "Taxes" shall mean any present or future tax, levy, impost,
           ---      -----
duty, charge, fee, deduction or withholding of any nature and whatever called, including interest, penalties and additions to tax with respect thereto, by whomsoever, on whomsoever or wherever imposed, levied, collected, withheld or assessed; provided that "Tax on the overall net income" of a Person shall be
          --------       -----------------------------
construed as a reference to a tax, including a franchise tax, imposed by the jurisdiction in which such Person is organized or in which such Person's principal office is located on all or part of the net income, profits or gains of such Person.

          "Telecommunications Act" shall mean the Telecommunication Act of 1996
           ----------------------
and the rules and regulations promulgated thereunder, as amended from time to time.

          "Telecommunications Equipment" shall mean fiber optic cable, Switch
           ----------------------------
Equipment, transmission equipment, radios, base stations, radio frequency equipment, microwave antennas and other ancillary equipment necessary for the installation and operation of a switch room or central office and co-location with other telecommunications providers that will enable the Borrower to offer telephony services, including voice, data and video, as well as all software and hardware associated with the network operating center and back office systems (including operations support systems, billing systems and data services), together with all related support, construction and installation costs associated with an operational system and services connected therewith, provided that such costs are capitalized in accordance with GAAP.

          "TeleCorp" means TeleCorp PCS, Inc., a Delaware corporation.
           --------

          "TeleCorp Acquisition Sub" means TeleCorp Acquisition Sub., L.L.C., a
           ------------------------
Delaware limited liability company.

          "TeleCorp Certificate" shall have the meaning ascribed thereto on
           --------------------
Section 4.1(t).
--------------

          "TeleCorp Indenture" shall mean that certain Indenture between
           ------------------
TeleCorp and Bankers Trust Company dated as of April 23, 1999.

          "Tranche" shall mean the collective reference to LIBOR Loans, the then
           -------
current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

          "Transferee" shall have the meaning ascribed thereto in Section
           ----------                                             -------
8.6(f).
------

          "Tritel" means Tritel, Inc., a Delaware corporation.
           ------

          "Type" shall mean as to any Loan, its nature as an Alternate Base Rate
           ----
Loan or a LIBOR Loan.

          "Uniform Commercial Code" shall mean the Uniform Commercial Code as
           -----------------------
the same may, from time to time, be enacted and in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of
      --------  -------
law, any or all of the attachment, perfection or priority of a security interest granted hereunder or under the Security Documents is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "Uniform Commercial Code" shall mean
                       -----------------------
the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

          "U.S." shall mean the United States of America.
           ----

          "Vendor" means Lucent as a seller of Telecommunications Equipment.
           ------

          "Vendor Purchase Agreement" shall mean collectively all agreements
           -------------------------
between the Borrower and Vendor pursuant to which the Borrower has agreed to purchase Telecommunications Equipment from Vendor.

          "Vento Pledge Agreement" shall mean the Pledge Agreement executed by
           ----------------------
Gerald T. Vento in favor of Agent, for the benefit of the Lenders, substantially in the form of Exhibit A, as the same may be amended, modified or supplemented
               ---------
from time to time.

          "Wholly-Owned", as applied to any of its Subsidiaries, shall mean a
           ------------
Subsidiary all the outstanding shares (other than, if required by law, directors' qualifying shares) of every class of Capital Stock of which are at the time owned by the Borrower or by one or more Wholly-Owned Subsidiaries or by the Borrower and one or more Wholly-Owned Subsidiaries.

          1.2  Other Definitional Provisions.
               -----------------------------

          (a) Unless otherwise specified therein, all terms defined in this Agreement shall have their respective defined meanings when used in the Notes or any certificate or other document made or delivered pursuant hereto.

          (b) As used herein, in the Notes and in any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and any of its Subsidiaries not defined in Section 1.1 and accounting
                                                    -----------
terms partly defined in Section 1.1, to the extent not defined, shall have the
                        -----------
respective meanings given to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  ARTICLE 2. AMOUNT AND TERMS OF COMMITMENTS

          2.1  Loans.
               -----

          (a) Subject to the terms and conditions hereof, each Lender severally agrees to make loans ("Loans") to the Borrower on the Closing Date and any
                       -----
Borrowing Date in an amount not to exceed the amount of the Commitment of such Lender then in effect. The Loans may from time to time be (i) LIBOR Loans, (ii) Alternate Base Rate Loans or
(iii) a combination thereof, as determined by the Borrower and set forth in a notice to the Agent in accordance with Section 2.5; provided that Loans made on
                                       -----------  --------
the Closing Date must be Alternate Base Rate Loans.

          (b) The primary purpose of the Loans shall be for the Borrower to (i) purchase Telecommunications Equipment pursuant to the Vendor Purchase Agreement,
(ii) to purchase non-Lucent Telecommunications Equipment (the proceeds of such Loans not to exceed an aggregate of ten percent (10%) of the proceeds used for the purposes of clause (i) above, exclusive of moneys used to build out prepay platforms or voice mail platforms within the markets of Wisconsin and Iowa, which may exceed such ten percent (10%) threshold), (iii) to purchase or lease sites for the installation of Telecommunications Equipment, (iv) to install and maintain Telecommunications Equipment on such sites (including the buildout of such sites in contemplation of the installation of Telecommunications Equipment), (v) to fund financing costs incurred in connection with the installation of such Telecommunications Equipment, and (vi) to pay transaction costs incurred in connection with the execution, delivery and performance of the Loan Documents (the "Primary Purposes").
                     ----------------

          (c) Notwithstanding the foregoing subparagraph (b), the Borrower may use the proceeds of the Loans for the following purposes, in the amounts specified:

               (i) to fund working capital and other general corporate purposes of the Borrower, such Loans not to exceed an aggregate principal amount of $5,000,000 outstanding at any time (the "Black Label Working
                                                        -------------------
     Capital Subfacility");
     -------------------

               (ii) to fund working capital of Indus and, subject to the satisfaction of the conditions precedent contained in Sections 4.6, of
                                                           ------------
     Airadigm, such Loans not to exceed an aggregate principal amount of $15,000,000 outstanding at any time (the "Indus/Airadigm Working Capital
                                               ------------------------------
     Subfacility");
     -----------

               (iii) subject to the satisfaction of the conditions precedent contained in Section 4.3 hereof, to acquire all rights and obligations of
                  -----------
     AT&T Wireless in connection with the AT&T/Indus Loan Agreement (the "AT&T/Indus Buy-Out"), such loans not to exceed an aggregate principal
      ------------------
     amount of $15,000,000 plus accrued interest thereon outstanding on the date the AT&T/Indus Loan Agreement is assumed or refinanced by the Borrower, it being understood that the funds to be provided to Indus under the Indus/Airadigm Working Capital Subfacility may be loaned by the Borrower to Indus pursuant to the AT&T/Indus Loan Agreement or the replacement loan facility between the Borrower and Indus (the "AT&T/Indus Buy-Out
                                                   ------------------
     Subfacility");
     -----------

               (iv) subject to the satisfaction of the conditions precedent contained in Section 4.4 hereof, to provide funds to Indus to settle any
                  -----------
     and all claims between Indus and Hughes (the "Hughes Settlement"), such
                                                   -----------------
     loans not to exceed an aggregate principal amount of $25,000,000 outstanding at any time (the "Hughes Settlement Subfacility"); and
                                   -----------------------------

               (v) subject to the satisfaction of the conditions precedent contained in Section 4.5 hereof, to finance Airadigm's past-due payments
                  -----------
     (including accrued interest
     thereon) to the FCC (the "Airadigm/FCC License Debt"), such loans not to
                               -------------------------
     exceed an aggregate principal amount of $75,000,000 outstanding at any time (the "Airadigm/FCC License Debt Subfacility").
           -------------------------------------

Notwithstanding the sublimits set forth above with respect to the AT&T/Indus Buy-Out Subfacility, the Hughes Settlement Subfacility and the Airadigm/FCC License Debt Subfacility, the Borrower may apply the proceeds of Loans in an additional principal amount of $10,000,000 (on an aggregate basis) if such funds are necessary for the consummation of the AT&T/Indus Buy-Out, the Hughes Settlement and/or the Airadigm/FCC License Debt.

          (d) The Loans and Commitments hereunder shall not operate to reduce the "Commitments" under the Note Purchase Agreement dated as of May 11, 1998 between Lucent and TeleCorp.

          2.2  Notes.  Each Loan made by each Lender shall be evidenced by a
               -----
promissory note of the Borrower, substantially in the form of Exhibit C (a
                                                              ---------
"Note"), with appropriate insertions therein as to payee, date and principal
 ----
amount, payable to the order of such Lender and in a principal amount equal to the aggregate unpaid principal amount of all Loans made by such Lender. The Agent is hereby authorized to record the date, Type and amount of each Loan made by such Lender, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of LIBOR Loans, the length of each Interest Period with respect thereto, on the schedule annexed to and constituting a part of its Note, and any such recordation shall constitute prima facie evidence of
                                                       ----- -----
the accuracy of the information so recorded absent manifest error. The Note of each Lender (a) shall be dated the Closing Date and (b) shall be payable in full on the Final Maturity Date.

          2.3  Procedures for Borrowing.
               ------------------------

          (a) The Borrower shall give the Agent an irrevocable notice substantially in the form of Exhibit D (a "Notice of Borrowing") (which notice
                             ---------     -------------------
must be received by the Agent prior to 12:00 noon, New York City time, five (5) Business Days prior to the Borrowing Date) requesting that, on the Borrowing Date, the Lenders make Loans on the Borrowing Date specifying the amount to be borrowed. All Loans made on the Closing Date shall be Alternate Base Rate Loans. If the initial Loan is to be made following the Closing Date, such Loan may be a LIBOR Loan so long as the Borrower gives the Agent a Notice of Borrowing on or following the Closing Date and at least two (2) Business Days prior to the Borrowing Date.

          (b) If the proceeds of a Loan are to be used to purchase or reimburse the Borrower for Telecommunications Equipment (including any Telecommunications Equipment being purchased or reimbursed under the Vendor Purchase Agreement), the Notice of Borrowing delivered to the Agent will include a schedule supporting one hundred percent (100%) of Telecommunications Equipment for which such funds are requested. Such schedule will detail all invoices for equipment, third party labor, permits and other third party costs of the Borrower with respect to such Telecommunications Equipment permitted under GAAP. All invoices over $25,000 will be attached to such schedule. The Agent shall review such invoices and verify that, combined with the above described capitalized internal costs, such invoices will support at least seventy percent (70%) of the total requested funding. The Borrower hereby waives any and all rights it may have to setoff amounts due under or pursuant to the Vendor Purchase Agreement against the Obligations hereunder.

          (c) If the proceeds of a Loan are to be used to pay or reimburse the Borrower for transaction costs, the Notice of Borrowing delivered to the Agent will include a copy of the invoice from the provider of the service or other appropriate supporting documentation.

          (d) If the proceeds of a Loan are to be used in connection with the Black Label Working Capital Subfacility, the Notice of Borrowing delivered to the Agent will contain a certification that the making of such Loan does not violate any provision of any other agreement to which the Borrower or any of its Subsidiaries is a party.

          (e) If the proceeds of a Loan are to be used in connection with a Subfacility, the Notice of Borrowing delivered to the Agent will identify the Subfacility under which the Loan is to be made and contain a certification that the conditions applicable to that Subfacility pursuant to Section 2.1(c) and
                                                          --------------
Article 4 have been satisfied.
---------

          (f) The Notice of Borrowing shall, with respect to any Loans requested, specify whether such requested Loans are to be Alternate Base Rate Loans or LIBOR Loans, and if such requested Loans are to be LIBOR Loans, the requested Interest Period for such Loans.

          (g) The Agent agrees, promptly upon receipt of a Notice of Borrowing, to notify each Lender of the date and amount of the Loan proposed thereunder and the amount of such Lender's pro rata share therein. Not later than 1:00 p.m., New York City time, on each Borrowing Date, each Lender shall make available, in the manner specified by the Borrower in the applicable Notice of Borrowing, the amount to be borrowed from such Lender.

          2.4  Optional and Mandatory Prepayments.
               ----------------------------------

          (a)  Subject to Section 2.14, the Borrower may, at any time and from
                          ------------
time to time prepay the Loans, in whole or in part, without premium or penalty, together with accrued interest thereon and, if the Borrower prepays all the Loans then outstanding and terminate the Commitments utilizing, directly or indirectly, loans from a financial institution or proceeds from any public offering or private placement of debt or equity securities, upon at least three
(3) Business Days' irrevocable written notice to the Agent, specifying the date and amount of prepayment and whether the prepayment is of LIBOR Loans, Alternate Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to Section 2.14, accrued interest to such date
                                     ------------
on the amount prepaid any outstanding fees and expenses then due and owing. So long as no Event of Default has occurred and is continuing, partial prepayments of the Loans shall be applied, to principal of the Loans selected by the Borrower or, if the Borrower does not make such a selection, by the Agent in its reasonable discretion. If any Event of Default shall have occurred and is continuing, any prepayments hereunder shall be applied in the manner determined by Agent and the Lenders. Partial prepayments shall be in an aggregate principal amount of $500,000.

          (b) The Borrower shall deliver to the Agent any Net Disposition Proceeds of the Borrower within three (3) Business Days of the receipt thereof (together with a certificate in reasonable detail setting forth the calculation of such Net Disposition Proceeds) for application in the manner set forth in the next sentence. Any Net Disposition Proceeds shall be applied to principal of the Loans selected by the Borrower or, if the Borrower does not make such a selection, by the Agent in its reasonable discretion.

          (c) The Borrower shall deliver to the Agent any Net Insurance Proceeds of the Borrower within three (3) Business Days of the receipt thereof for application in the manner set forth in the next sentence. Any Net Insurance Proceeds shall be applied to principal of the Loans selected by the Borrower or, if the Borrower does not make such a selection, by the Agent in its reasonable discretion.

          (d)  Each prepayment of Loans pursuant to this Section 2.4 shall be
                                                         -----------
accompanied by payment in full of all accrued interest thereon, to and including the date of such prepayment, and any additional amounts owing pursuant to
Section 2.14 and any outstanding fees and expenses then due and owing.  Amounts
------------
prepaid on account of the Loans may not be reborrowed.

          (e) If, pursuant to the terms of the Black Label Agency Agreement, the Indebtedness or other liabilities of the Borrower are assumed by, or the assets of the Borrower are purchased by or otherwise transferred to TeleCorp Acquisition Sub, the Commitments shall automatically and immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes shall immediately become due and payable.

          2.5  Conversion and Continuation Options.
               -----------------------------------

          (a) The Borrower may elect from time to time to convert LIBOR Loans to Alternate Base Rate Loans by giving the Agent prior irrevocable notice of such election substantially in the form of Exhibit F (a "Notice of Conversion")
                                           ---------     --------------------
(which notice must be received by the Agent by at least 12:00 noon, New York City time, two (2) Business Days prior to such election); provided that any such
                                                          --------
conversion of LIBOR Loans may be made only on the last day of an Interest Period with respect thereto. Promptly after receipt of a Notice of Conversion, the Agent shall notify the Lenders by telecopy, telephone or other similar form of transmission, of the requested conversion. The Borrower may elect from time to time to convert Alternate Base Rate Loans to LIBOR Loans by giving the Agent prior irrevocable notice of such election (which notice must be received by the Agent by at least 12:00 noon, New York City time, three (3) Business Days prior to such election). Any such notice of conversion to LIBOR Loans shall specify the length of the initial Interest Period or Interest Periods therefor. All or any part of the outstanding LIBOR Loans and Alternate Base Rate Loans may be converted as provided herein; provided that (i) no Loan may be converted into a
                              --------
LIBOR Loan when any Default has occurred and is continuing and (ii) no Loan may be converted into a LIBOR Loan after the date that is one month prior to the Final Maturity Date.

          (b) Any LIBOR Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable
         -----------
to such Loans; provided that no LIBOR Loan may be continued as such (i) when any
               --------
Default has occurred and is continuing or (ii) after the date that is one (1) month prior to the Final Maturity Date, and provided, further, that if the
                                            --------  -------
Borrower shall fail to give any required notice as described above in this paragraph, or, if such continuation is not permitted pursuant to the preceding proviso, such Loans shall be automatically converted to Alternate Base Rate Loans on the last day of such then expiring Interest Period. The Agent shall promptly notify the Lenders and the Borrower by telecopy, telephone or other similar form of transmission, of the requested continuation or automatic conversion, as applicable.

          2.6  Minimum Tranche Amounts and Maximum Number of Outstanding
               ---------------------------------------------------------
Tranches.  All borrowings, conversions and continuations of Loans hereunder and
--------
all selections of Interest Periods hereunder shall be in such amounts and shall be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Tranche shall be equal to or greater than $500,000. There shall never be more than seven (7) Tranches at any one time outstanding.

          2.7  Interest Rates and Payment Dates.
               --------------------------------

          (a) Each LIBOR Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the LIBOR Rate determined for the first day of such Interest Period plus the Applicable Margin.

          (b) Each Alternate Base Rate Loan shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

          (c) In the event an Event of Default has occurred and is continuing, the Loans shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this
Section 2.7(c) plus two percent (2%) from the date of occurrence of such Event
--------------
of Default until the date such Event of Default is cured or waived (after as well as before judgment). In addition, should any interest on such Loans or other amount (other than principal) payable hereunder not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest (to the extent permitted by law in the case of interest on interest) at a rate per annum which is the rate described in Section
                                                                         -------
2.7(b) plus two percent (2%), in each case, from the date of such non-payment
------
until such amount is paid in full (after as well as before judgment).

          (d) Interest shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to Section 2.7(c) shall be
      --------                                    --------------
payable from time to time on demand.

          2.8  Computation of Interest.
               -----------------------

          (a) Alternate Base Rate interest shall be calculated on the basis of a 365/366-day year and LIBOR Rate interest shall be calculated on the basis of a 360-day year for the actual days elapsed. The Agent shall as soon as practicable notify the Borrower of each determination of a LIBOR Rate. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate or the LIBOR Reserve Percentage shall become effective as of the opening of business on the day on which such change becomes effective. The Agent shall as soon as practicable notify the Borrower of the effective date and the amount of each such change in interest rate.

          (b) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower in the absence of manifest error. The Agent, at the request of the Borrower, shall deliver to the Borrower a statement showing the quotations used by the Agent in determining any interest rate pursuant to Section 2.7(a).
                                                   --------------

          2.9  Inability to Determine Interest Rate.  If prior to the first day
               ------------------------------------
of any Interest Period:

          (a) Any Lender shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate for such Interest Period, or

          (b) Any Lender shall have determined that the LIBOR Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining its affected Loans during such Interest Period, the Agent shall give telecopy or telephonic notice thereof to the Borrower as soon as practicable thereafter. If such notice is given, (x) any LIBOR Loans requested to be made on the first day of such Interest Period shall be made as Alternate Base Rate Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to LIBOR Loans shall be continued as Alternate Base Rate Loans and (z) any outstanding LIBOR Loans shall be converted, on the first day of such Interest Period, to Alternate Base Rate Loans. Until such notice has been withdrawn by the Agent, no further LIBOR Loans shall be made or continued as such, nor shall the Borrower have the right to convert Alternate Base Rate Loans to LIBOR Loans.

          2.10 Pro Rata Treatment and Payments; Funding Reliance.
               -------------------------------------------------

          (a) Each borrowing by the Borrower from the Lenders hereunder, each reduction of the Commitments of the Lenders shall be made pro rata according to the respective Commitments of the Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall (except as may be required as a result of Section 2.11) be made pro rata
                                                ------------
according to the respective Commitment Percentages. All payments (including prepayments) to be made by the Borrower hereunder and under the Notes, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 noon, New York City time, on the due date thereof to the Agent, at the Agent's office(s) specified in Section 8.2, in Dollars and in immediately available funds. If any payment
   -----------
hereunder (other than payments on the LIBOR Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal and interest thereon, shall be payable at the then applicable rate during such extension. If any payment on a LIBOR Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (and, with respect to payments of principal and interest thereon, shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

          (b) Unless the Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make available to the Borrower the amount that would constitute its applicable Commitment Percentage of such borrowing, the Agent may assume that such Lender is making such amount available to the Borrower, and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Borrower by the required time on the Borrowing Date therefor, such Lender shall pay to the Agent on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Rate for the period until such Lender makes such amount immediately available to the Agent. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this Section 2.10(b) shall be conclusive in the absence of manifest
                 ---------------
error. If such Lender's applicable Commitment Percentage of such borrowing is not made available to the Agent by such Lender within three (3) Business Days of such Borrowing Date, the Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Alternate Base Rate Loans hereunder, on demand, from the Borrower. In such event, the Lender shall remain liable to the Agent and to the Borrower for its applicable Commitment Percentage.

          2.11 Illegality.  Notwithstanding any other provision herein, if the
               ----------
adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain LIBOR Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make LIBOR Loans, continue LIBOR Loans as such and convert Alternate Base Rate Loans to LIBOR Loans shall forthwith be canceled and (b) such Lender's Loans then outstanding as LIBOR Loans, if any, shall be converted automatically to Alternate Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a LIBOR Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.14.
                     ------------

          2.12 Requirements of Law.
               -------------------

          (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

               (i) shall subject any Lender to any Tax of any kind whatsoever with respect to this Agreement, any Note or any LIBOR Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.13 and changes in the rate of Tax on
                               ------------
     the overall net income of such Lender);

               (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the LIBOR Rate hereunder; or

               (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining LIBOR Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Agent, which shall notify the Borrower, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section submitted by such Lender to the Agent shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Obligations hereunder.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof has or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the other Lenders) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. This covenant shall survive the termination of this Agreement and the payment of the Obligations hereunder.

          2.13 Taxes.
               -----

          (a) All payments made by the Borrower under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes, excluding any Taxes on the overall net income of any Lender. If any such non-excluded Taxes ("Non-Excluded Taxes") are required
                                              ------------------
to be withheld from any amounts payable to any Lender hereunder or under the Notes, the amounts so payable to any Lender shall be increased to the extent necessary to yield to such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes; provided that the Borrower shall not
                                           --------
be required to increase any such amounts payable to any Lender that is not organized under the laws of the U.S. or any State thereof if such Lender fails to comply with the requirements of paragraph (b) of this Section. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to such Lender a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Lenders the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. The covenants in this Section shall survive the termination of this Agreement and the payment of the Notes and payment of the Obligations hereunder.

          (b)  Each Lender shall:

               (i) deliver to the Borrower (A) in the case of a Lender that is not organized under the laws of the U.S. or any State thereof, either (x) one duly completed copy of United States Internal Revenue Service Form W-8BEN or W-8EC1, or successor applicable form, as the case may be, if such Lender intends to claim exemption from withholding of U.S. Federal income tax on the basis that such Lender is eligible for the benefits of an income tax treaty or that such Lender's income received hereunder is effectively connected with its conduct of a U.S. trade or business or, (y) if such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and intends to claim exemption from withholding of U.S. Federal income tax under Section 871(h) or Section 881(c) of the Code with respect to payments of "portfolio interest," a Form W-8BEN, or any successor thereto together with a certificate executed by such Lender representing that such Lender is not a bank for purposes of Section 881(c) of the Code, is not a ten percent (10%) shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code), claiming complete exemption from withholding of U.S. Federal income tax on payments of interest by the Borrower under this Agreement and the Notes, and (B) in the case of any other Lender, a U.S. Internal Revenue Service Form W-9 or successor applicable form;

               (ii) deliver to the Borrower and the other Lenders one further copy of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

               (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Agent. Such Lender shall certify (i) in the case of a Form W-8BEN or W-

8EC1, that it is entitled to receive payments under this Agreement without deduction or withholding of any U.S. Federal income taxes and (ii) in the case of a Form W-9, that it is entitled to an exemption from U.S. backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to Section
                                                                         -------
8.6 shall, upon the effectiveness of the related transfer, be required to
---
provide all the forms and statements required pursuant to this Section; provided
                                                                        --------
that, in the case of a Participant, such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

          2.14 Indemnity.  The Borrower agrees to indemnify each Lender and to
               ---------
hold each Lender harmless from any loss (other than lost profits or opportunity costs) or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in payment when due of the principal amount of or interest on any LIBOR Loan, (b) default by the Borrower in making a borrowing of, conversion into or continuation of LIBOR Loans after the Borrower has given a notice requesting the same, (c) default by the Borrower in making any prepayment after the Borrower has given a notice thereof or (d) the making of a prepayment or conversion of LIBOR Loans on a day which is not the last day of an Interest Period with respect thereto including, without limitation, in each case, any such loss or expense arising from the redeployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. This covenant shall survive the termination of this Agreement and the payment of the Obligations hereunder.

          2.15 Discretion of Lender as to Manner of Funding.  Notwithstanding
               --------------------------------------------
any other provisions of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood that for the purposes of this Agreement all determinations hereunder shall be made assuming each Lender had actually funded and maintained each LIBOR Loan through the purchase of deposits of Dollars in the eurocurrency interbank market having a maturity corresponding to each Loan's Interest Period and bearing an interest rate equal to the LIBOR Rate for such Interest Period.

                   ARTICLE 3. REPRESENTATIONS AND WARRANTIES

          To induce the Agent and Lenders to enter into this Agreement and the Lenders to make the Loans, the Borrower hereby represents and warrants to each Lender that:

          3.1  Organization, Standing, etc.  The Borrower and each of its
               ----------------------------
Subsidiaries is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite entity power and authority to own, lease and operate its properties, to carry on its business as now conducted and as proposed to be conducted following the Financing Transactions. The Borrower has all requisite corporate power and authority to enter into this Agreement, to execute and deliver the Notes and to carry out the Financing Transactions.

          3.2  Authorization; Enforceability.  The Borrower has taken all
               -----------------------------
necessary corporate action to execute, deliver and perform this Agreement and the Notes and has validly executed and delivered each of such documents. Each of this Agreement and the Notes delivered prior to the Closing Date constitutes, and each of the Notes to be delivered after the Closing Date and any other documents upon execution and delivery will constitute, the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or general equitable principles or principles of good faith and fair dealing.

          3.3  Qualification.  The Borrower and each of its Subsidiaries is,
               -------------
and, after giving effect to the Financing Transactions, will be, duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction (other than the jurisdiction of its incorporation) in which the nature of its activities or the character of the properties it owns or leases makes such qualification necessary, except where the failure so to qualify would not have a Material Adverse Effect.

          3.4  Special Purpose Entity.  As of the Closing Date, the Borrower is
               ----------------------
a special purpose entity with no significant assets.

          3.5  Changes, etc.  Except as set forth in Schedule 3.5, since
               -------------                         ------------
December 31, 1999, (a) there has been no change in the assets, liabilities or financial condition of the Borrower and its Subsidiaries, other than changes which have not been, in any case or in the aggregate, materially adverse to any of them, and (b) neither the business, operations or affairs nor any of the properties or assets of the Borrower or its Subsidiaries has been affected by any occurrence or development (whether or not insured against) which has been, either in any case or in the aggregate, materially adverse to any of them.

          3.6  Compliance with Other Instruments, etc.  Neither the Borrower nor
               ---------------------------------------
any of its Subsidiaries is, and, after giving effect to the Financing Transactions, neither the Borrower nor any of its Subsidiaries will be, in violation of its certificate of incorporation or by-laws. Neither the Borrower nor any of its Subsidiaries is, and, after giving effect to the Financing Transactions, neither the Borrower nor any of its Subsidiaries will be, in material violation of any term of any agreement or instrument to which it is a party or by which it or any of its properties or assets is bound, or any term of any applicable law, ordinance, rule or regulation of any Governmental Authority or any term of any applicable order, judgment or decree of any court, arbitrator or Governmental Authority, the consequences of any which violation (or all such violations in the aggregate) would reasonably be expected to have a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the Notes will not result in any material violation of or be in material conflict with or constitute a default under any such term or result in the creation of (or impose any obligation on the Borrower to create) any Lien upon any of the properties or assets of the Borrower pursuant to any such term.

          3.7  Governmental Consents, etc.  No consent, approval or
               ---------------------------
authorization of, or declaration or filing with, any Governmental Authority on the part of the Borrower or any of its Subsidiaries is required for the valid execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Acquisition or the valid offer, issue, sale and delivery of the Notes, other than those which have been obtained or made and are unconditional and in full force and effect and other than as set forth in the Acquisition Documents.

          3.8  Capital Stock and Related Matters.
               ----------------------------------

          (a)  The authorized Capital Stock of the Borrower is as set forth in
Schedule 3.8.  Except in each case as specified therein, the Borrower does not
------------
have outstanding securities convertible into or exchangeable for any shares of its Capital Stock, nor will it have outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, any shares of its Capital Stock or any securities convertible into or exchangeable for any shares of its Capital Stock.

          (b) The authorized Capital Stock of each Subsidiary of the Borrower, and the number of shares issued and outstanding, is as set forth in Schedule
                                                                    --------
3.8.  Except as set forth in Schedule 3.8, no Subsidiary of the Borrower has any
                             ------------
outstanding securities convertible into or exchangeable for any shares of its Capital Stock, nor will it have outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, any shares of its Capital Stock or any securities convertible into or exchangeable for any shares of its Capital Stock.

          (c)  Except as set forth on Schedule 3.8(c), the Borrower is not
                                      ---------------
subject to any obligation (contingent or otherwise) to repurchase or otherwise to acquire or retire any shares of its Capital Stock.

          3.9  Debt.  Schedule 3.9 correctly describes all Indebtedness of the
               ----   ------------
Borrower and its Subsidiaries outstanding, or for which the Borrower or any of its Subsidiaries has commitments on the date hereof and all Indebtedness of the Borrower and its Subsidiaries to be outstanding, or for which the Borrower or any of its Subsidiaries will have commitments, on each Borrowing Date after giving effect to the Financing Transactions.

          3.10 Title to Properties; Liens.  The Borrower and each of its
               --------------------------
Subsidiaries has good and marketable title to all its material owned properties and assets, and none of such properties or assets will be subject to any Liens other than the Liens in favor of Agent for the benefit of the Required Lenders and other Liens permitted under this Agreement including any Liens as to which the Lenders shall have granted their consent or waived any objection and other Liens which could not reasonably be expected to have a Material Adverse Effect. On each Borrowing Date and after giving effect to the Financing Transactions, the Borrower and each of its Subsidiaries will enjoy peaceful and undisturbed possession under all leases necessary for the operation of its business, and all such leases will be valid and subsisting and will be in full force and effect except where such failure could not reasonably be expected to have a Material Adverse Effect. No Lien currently exists which would require the Borrower to equitably and ratably secure the obligations hereunder and under the Notes pursuant to Section 5.3.
            -----------

          3.11 Litigation.  Except as set forth in Schedule 3.11, there is no
               ----------                          -------------
action, proceeding or investigation pending or, to the knowledge of the Borrower, threatened, which questions the validity or legality of the Financing Transactions or this Agreement or the Notes, or any action taken or to be taken pursuant to this Agreement or the Notes or which would reasonably be expected to have a Material Adverse Effect.

          3.12 Patents, Trademarks, Authorizations, etc.  The Borrower and each
               -----------------------------------------
of its Subsidiaries owns or is licensed to use all patents, trademarks, service marks, trade names, copyrights, technology, know-how and processes necessary for the conduct of its business, without any known conflict with the rights of others except to the extent that the failure to be in compliance could not reasonably be expected to have a Material Adverse Effect.

          3.13 Requirements of Law.  The Borrower and each of its Subsidiaries
               -------------------
is in compliance with all Requirements of Law applicable to it and its business, except to the extent that the failure to be in compliance could not reasonably be expected to have a Material Adverse Effect.

          3.14 Federal Reserve Regulations.  The Borrower will not use any of
               ---------------------------
the proceeds of the sale of the Notes for the purpose, whether immediate, incidental or ultimate, of buying a "margin stock" or of maintaining, reducing or retiring any indebtedness originally incurred to purchase a stock that is currently a "margin stock", or for any other purpose which might constitute this transaction a "purpose credit", in each case, within the meaning of Regulation U of such Board (12 C.F.R. 221, as amended), or otherwise take or permit to be taken any action which would involve a violation of such Regulation U or of Regulation T (12 C.F.R. 220, as amended) or Regulation X (12 C.F.R. 224, as amended) or any other regulation of such Board. No Indebtedness of the Borrower or any of its Subsidiaries being reduced or retired out of the proceeds of the sale of the Notes was incurred for the purpose of purchasing or carrying any such "margin stock" and neither the Borrower nor any of its Subsidiaries owns or has any present intention of acquiring any such "margin stock".

          3.15 Status Under Certain Federal Statutes.  Neither the Borrower nor
               -------------------------------------
any of its Subsidiaries is, and after giving effect to the Financing Transactions none of them will be, (a) an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended; (b) a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended; (c) a "public utility", as such term is defined in the Federal Power Act, as amended; or (d) a "rail carrier or a person controlled by or affiliated with a rail carrier", within the meaning of Title 49, U.S.C., or a "carrier" to which 49 U.S.C. (S) 11301(b)(1) is applicable. Neither the Borrower nor any of its Subsidiaries is subject to regulation under any Federal or state statute, regulation, decree or order which limits its ability to incur Indebtedness or conditions such ability upon any act, approval or consent of any Governmental Authority.

          3.16 Compliance with ERISA.  Neither the Borrower's issuance of the
               ---------------------
Notes to the Lenders nor the consummation of any of the other transactions contemplated by this Agreement is or will constitute a "prohibited transaction" within the meaning of Section 4975 of the Code, or Section 406 of ERISA.

          3.17 Offer of Securities.  The Loans by the Lenders and the issuance
               -------------------
of the Notes, in each case, in accordance with the terms of this Agreement (a) are exempt from the registration requirements of the Securities Act and applicable state securities or blue sky laws and (b) do not require the qualification of an indenture under the Indenture Act. Neither the

Borrower nor any financial advisor of the Borrower has directly or indirectly offered the securities to be purchased by the Lenders pursuant to this Agreement or any part thereof or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with any Person other than the Lenders. Neither the Borrower nor anyone acting on its behalf has taken or will take any action which would subject the issuance and sale of the Notes to the registration and prospectus delivery provisions of the Securities Act.

          3.18 Use of Proceeds.  The Borrower will apply the proceeds of the
               ---------------
Loans solely to the purposes permitted in, and subject to the terms and conditions of, Sections 2.1(b) and 2.1(c) hereof.
               ---------------     ------

          3.19 [Intentionally Omitted.]
                ---------------------

          3.20 Certain Fees.  Except as disclosed on Schedule 3.20, no broker's
               ------------                          -------------
or finder's fee or commission has been paid or will be payable by the Borrower with respect to the offer, issue and sale of the Notes or with respect to the Financing Transactions and the Borrower hereby indemnifies the Agent and Lenders against, and will hold the Agent and Lenders harmless from, any claim, demand or liability asserted against the Agent or Lenders for broker's or finder's fees alleged to have been incurred by the Borrower or any other Person (other than the Agent, Lenders or their respective Affiliates) in connection with any such offer, issue and sale or the Financing Transactions or any of the other transactions contemplated by this Agreement.

          3.21 Regulatory Compliance.  To the extent applicable and except as
               ---------------------
set forth on Schedule 3.21:
             -------------

          (a) The Borrower and each of its Subsidiaries is in compliance with the Communications Act and the Telecommunications Act, except to the extent that the failure to be in compliance could not reasonably be expected to have a Material Adverse Effect.

          (b) None of the chief executive officer, chief operating officer, chief financial officer, general counsel or any other officer or employee of the Borrower specifically charged with having knowledge of or monitoring FCC matters has knowledge of any investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before the FCC, or of any other proceedings of or before the FCC, which could reasonably be expected to have a Material Adverse Effect.

          (c) The Borrower and each of its Subsidiaries has duly filed in a timely manner all material filings, reports, applications, documents, instruments and information required to be filed by it under the Communications Act, the Telecommunications Act and under any other applicable federal, state and local laws, and all such filings were when made true, correct and complete in all material respects, except to the extent that the failure of any of the foregoing to be true and correct could not reasonably be expected to have a Material Adverse Effect.

          3.22 Disclosure.  Neither this Agreement nor any other document,
               ----------
certificate or instrument delivered to the Agent by or on behalf of the Borrower in connection with the transactions contemplated by this Agreement taken as a whole contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading (it being understood that no representation or warranty is made with respect to any projections or other prospective financial information). There is no fact known to the Borrower which has resulted in, or could reasonably be expected to result in, a Material Adverse Effect, which has not been set forth in this Agreement or in the other documents, certificates and instruments delivered to the Agent by or on behalf of the Borrower in connection with the transactions contemplated hereby and thereby.

          3.23 Subsidiaries.  As of the Closing Date the Borrower has no
               ------------
Subsidiaries.

          3.24 [Intentionally Omitted.]
                ---------------------

          3.25 Acquisition Documents.
               ---------------------

          (a) The Borrower has delivered to the Agent complete and correct copies of each of the Acquisition Documents (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof, as such Acquisition Documents are in effect on the date this representation is made or deemed made. To the best of the Borrower's knowledge, each of the Acquisition Documents, as such Acquisition Documents are in effect on the date this representation is made or deemed made, has been duly executed and delivered by TeleCorp and those of its Subsidiaries that have executed the same and any other party thereto and is a legal, valid and binding obligation of TeleCorp and such Subsidiaries, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally and by general principles of equity (whether enforcement is sought by proceedings in equity or at law). To the best of the Borrower's knowledge, the Acquisition Documents represent the agreement of Tritel and TeleCorp with respect to the subject matter thereof, and there are no promises, undertakings, representations or warranties by either Tritel or TeleCorp relative to the subject matter thereof not expressly set forth or referred to therein.

          (b) To the best of the Borrower's knowledge, the representations and warranties of Tritel, TeleCorp, their respective Subsidiaries and each other party to the Acquisition Documents, as such Acquisition Documents are in effect on the date this representation is made or deemed made (other than representations which by their terms are limited to a specific date), are true and correct in all material respects except where the failure of such representations to be true and correct in all material respects could not reasonably be expected to have a Material Adverse Effect.

                        ARTICLE 4. CONDITIONS PRECEDENT

          4.1  Conditions to Initial Loans.  The agreement of each Lender to
               ---------------------------
make the initial Loan requested to be made by it is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan on the Closing Date, of the following conditions precedent:

          (a)  Loan Documents. The Agent shall have received (i) this Agreement,
               --------------
executed and delivered by a duly authorized officer of the Borrower, with a counterpart for the Agent and each Lender, (ii) for the account of each Lender, a Note conforming to the requirements hereof and executed by a duly authorized officer of the Borrower and (iii) the Security Documents, executed and delivered by a duly authorized officer of each Loan Party thereto, with a counterpart or a conformed copy for the Agent and each Lender.

          (b)  Corporate Proceedings of the Borrower.  The Agent shall have
               -------------------------------------
received, with a counterpart for the Agent and each Lender, a copy of the resolutions, in form and substance satisfactory to the Agent, of the Board of Directors of the Borrower authorizing (i) the execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which it is a party and (ii) the borrowings contemplated hereunder, certified by the Secretary or an Assistant Secretary of the Borrower as of the Closing Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and shall be in form and substance satisfactory to the Agent.

          (c)  Borrower Incumbency Certificates.  The Agent shall have received,
               --------------------------------
with a counterpart for the Agent and each Lender, a certificate of the Borrower, dated the Closing Date, as to the incumbency and signature of the officers of the Borrower executing any Loan Document and any related documents, satisfactory in form and substance to the Agent, executed by the Chief Executive Officer or a Vice President and the Secretary or an Assistant Secretary of the Borrower.

          (d)  Corporate Proceedings of the Subsidiaries.  The Agent shall have
               -----------------------------------------
received, with a counterpart for the Agent and each Lender, a copy of the resolutions of the Board of Directors of each of the Borrower's Subsidiaries authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party certified by the Secretary or an Assistant Secretary of such Subsidiary, as of the Closing Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and shall be in form and substance satisfactory to the Agent.

          (e)  Subsidiary Incumbency Certificate. The Agent shall have received,
               ---------------------------------
with a counterpart for the Agent and each Lender, a certificate of each of the Borrower's Subsidiaries, dated as of the Closing Date, as to the incumbency and signature of the officers of each of the Borrower's Subsidiaries executing any Loan Document and any related documents satisfactory in form and substance to the Agent, executed by the President or any Vice President and the Secretary or an Assistant Secretary of such Subsidiary.

          (f)  Corporate Documents.  The Agent shall have received, with a
               -------------------
counterpart for each Lender, true and complete copies of the charter documents of the Borrower and each of its Subsidiaries, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the Borrower or such Subsidiary, as the case may be.

          (g)  Consents, Licenses and Approvals.  The Agent shall have received,
               --------------------------------
with a counterpart for the Agent and each Lender, a certificate of a Responsible Officer of the Borrower (i) attaching copies of all consents, authorizations and filings referred to herein, and (ii) stating that such consents, licenses and filings are in full force and effect, and each such consent, authorization and filing shall be in form and substance reasonably satisfactory to the Agent.

          (h)  Closing Fees and Expenses.  The Agent and Lenders shall have been
               -------------------------
reimbursed all costs and expenses (including the reasonable fees and expenses of counsel to the Agent and each Lender) incurred in connection with the preparation, negotiation, execution and delivery of the Loan Documents.

          (i)  Legal Opinions. The Agent shall have received, with a counterpart
               --------------
for the Agent and each Lender, the executed legal opinion of counsel to the Borrower substantially in the form of Exhibit G covering such matters incident
                                      ---------
to the transactions contemplated by this Agreement as the Agent may reasonably require.

          (j)  Acquisition Documents. The Agent shall have received, with copies
               ---------------------
for the Agent and each Lender, true and correct copies of each of the Acquisition Documents including all schedules and exhibits thereto and side letters affecting the terms thereof or otherwise delivered in connection therewith together with all closing documents, opinions and certificates executed in connection therewith, all of which shall be in full force and effect.

          (k)  Corporate Structure.  The Agent and Lenders shall be satisfied
               -------------------
with the legal arrangements among the Borrower, Tritel, TeleCorp and their respective Subsidiaries, including any tax and cost sharing agreements and arrangements.

          (l)  Closing Certificate.  The Agent shall have received, with a
               -------------------
counterpart for the Agent and each Lender, a closing certificate of the Borrower substantially in the form of Exhibit H, dated the Closing Date.
                             ---------

          (m)  Financial Information; Projections.  The Agent shall have
               ----------------------------------
received, with copies for the Agent and each Lender, the five-year business forecast of TeleCorp and its Subsidiaries (on a consolidated and segment by segment basis) prepared by TeleCorp in its ordinary course of business, in form and substance reasonably satisfactory to the Agent.

          (n)  Filings, Registrations and Recordings. All filings, registrations
               -------------------------------------
and recordings listed in Schedule 4.1(n) shall have been properly filed,
                         ---------------
registered or recorded in each jurisdiction listed in Schedule 4.1(n).  Any
                                                      ---------------
documents (including, without limitation, financing statements) required to be filed under any of the Security Documents in order to create, in favor of the Agent for the benefit of the Lenders, a perfected security interest in the collateral thereunder shall have been properly filed in each office in each jurisdiction listed in the Security Documents, and such filings are the only ones required in order to create in favor of the Agent for the benefit of the Lenders a perfected Lien on the respective collateral described therein in the jurisdictions listed on Schedule 4.1(n). The Agent shall have received evidence
                        ---------------
reasonably satisfactory to it of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto.

          (o)  [Intentionally Omitted.]
                ---------------------

          (p)  Sources and Uses.  The Agent shall have received, with a copy for
               ----------------
the Agent and each Lender, a schedule of sources and uses substantially in the form of Schedule 4.1(p), setting forth the application of the proceeds of the
        ---------------
Loans made on the Closing Date, such schedule to be certified by a Responsible Officer of the Borrower.

          (q)  Indebtedness.  Immediately after the consummation of the loans
               ------------
contemplated by this Agreement, the Borrower and its Subsidiaries shall have only the Existing Indebtedness.

          (r)  No Material Adverse Effect.  Since December 31, 1999, no Material
               --------------------------
Adverse Effect shall have occurred with respect to the Borrower or any of its Subsidiaries.

          (s)  ERISA.  Neither the Borrower nor any ERISA Affiliate of the
               -----
Borrower maintains or contributes to any Plan. Neither the Borrower nor any ERISA Affiliate of the Borrower maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA. Neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC which remains outstanding and which could result in a Material Adverse Effect, other than the payment of premiums, and there are no premium payments which have become due which are unpaid. Neither the Borrower nor any ERISA Affiliate of the Borrower has failed to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or other payment.

          (t)  TeleCorp Certificate. TeleCorp shall have provided the Agent with
               --------------------
a certificate, executed by a Responsible Officer thereof (the "TeleCorp
                                                               --------
Certificate"), certifying that
-----------

               (i) the five-year business forecast of TeleCorp provided to the Agent pursuant to subparagraph (m) above was prepared by a Responsible Officer of TeleCorp in good faith on the basis of information and assumptions that TeleCorp believes to be fair, complete and reasonable as of the date of such information and as of the date hereof,

               (ii) since December 31, 1999, no Material Adverse Effect has occurred with respect to TeleCorp or any of its Subsidiaries,

               (iii) the transactions contemplated by the Acquisition Documents will be consummated in accordance with the terms set forth in the Acquisition Documents,

               (iv) RW is an "Unrestricted Subsidiary" (as such term is defined in the TeleCorp Indenture) of TeleCorp, and

               (v) immediately upon consummation of the merger of Indus with and into Milwaukee Acquisition Subsidiary, Inc. pursuant to the Indus Merger Agreement, the Indebtedness and other liabilities of the Borrower will be assumed by, and the assets of the Borrower will be purchased by or otherwise transferred to, TeleCorp Acquisition Sub.

          4.2  Conditions to Each Loan.  The agreement of each Lender to make
               -----------------------
any Loan requested to be made by it on any date (including, without limitation, its initial Loan) is subject to the satisfaction of the following conditions precedent:

          (a)  Representations and Warranties.  Each of the representations and
               ------------------------------
warranties made by the Borrower and each other Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

          (b)  No Default.  No Default or Event of Default shall have occurred
               ----------
and be continuing on such date or after giving effect to the Credit Extension requested to be made on such date.

          (c)  Amounts Owing.  All fees and expenses due and owing to the Agent
               -------------
and any Lender (including any reasonable fees and expenses of counsel to the Agent and each Lender) shall have been paid.

          (d)  Compliance Certificate.  The Agent shall have received, with a
               ----------------------
counterpart for the Agent and each Lender, a certificate of the Borrower substantially in the form of Exhibit I, dated as of such date.
                             ---------

          (e)  Additional Matters.  All corporate and other proceedings, and all
               ------------------
documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement, the other Loan Documents and the Acquisition Documents shall be reasonably satisfactory in form and substance to the Agent, and the Agent shall have received such other documents, instruments and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as they shall reasonably request.

          4.3  AT&T/Indus Buy-Out Subfacility.  In addition to satisfaction of
               ------------------------------
the conditions contained in Section 4.2 hereof, the agreement of each Lender to
                            -----------
make any Loan requested to be made by it under the AT&T/Indus Buy-Out Subfacility is subject to the satisfaction of the following conditions:

          (a) Either the Borrower shall become AT&T Wireless' assignee of rights and obligations under the AT&T/Indus Loan Agreement on substantially the same or more favorable terms and conditions as are contained in the AT&T/Indus Loan Agreement; or

          (b) All obligations of Indus pursuant to and in connection with the AT&T/Indus Loan Agreement will be indefeasibly paid in full through the application of funds from the AT&T/Indus Buy-Out Subfacility, the AT&T/Indus Loan Agreement will be terminated as a result thereof, and Indus and the Borrower shall have entered into a replacement loan agreement or note on substantially the same or more favorable terms and conditions as are contained in the AT&T/Indus Loan Agreement.

          4.4  Hughes Settlement Subfacility.  In addition to satisfaction of
               -----------------------------
the conditions contained in Section 4.2 hereof, the agreement of each Lender to
                            -----------
make any Loan requested to be made by it under the Hughes Settlement Subfacility is subject to the satisfaction of the following condition:

          (a) The Agent shall have been provided with evidence satisfactory to it that the Hughes claims will be fully settled by the Hughes Settlement.

          4.5  Airadigm/FCC License Debt Subfacility.  In addition to
               -------------------------------------
satisfaction of the conditions contained in Section 4.2 hereof, the agreement of
                                            -----------
each Lender to make any Loan requested to be made by it under the Airadigm/FCC License Debt Subfacility is subject to the satisfaction of the following conditions:

          (a) The FCC shall have approved the reinstatement of Airadigm's Licenses (the "Airadigm Licenses") to Airadigm on terms and conditions
               -----------------
satisfactory to Agent in its reasonable discretion;

          (b)  The court  (the "Airadigm Bankruptcy Court") having jurisdiction
                                -------------------------
over the bankruptcy proceedings entitled In re Airadigm Communications, Inc.,
                                         -----------------------------------
No. 99-33500, Bktcy. W.D. Wisc. (the "Airadigm Bankruptcy") shall have entered a
                                      -------------------
post-petition financing order (an "Airadigm Post-Petition Financing Order")
                                   --------------------------------------
substantially to the effect that:

               (i) the Lien of Borrower securing the obligations of Airadigm relating to any post-petition financing to pay the Airadigm/FCC License Debt (the "Airadigm/FCC License Debt Obligations") shall be (A) with
                -------------------------------------
     respect to the Airadigm Licenses and their proceeds, the senior and highest Lien and shall be a priming Lien authorized by the Airadigm Bankruptcy Court under Bankruptcy Code (S) 364(d); (B) with respect to all other assets of Airadigm, a Lien junior in priority only to the Lien of Ericsson, Inc. ("Ericsson") pursuant to the DIP financing (the "Ericsson DIP")
            --------                                       ------------
     provided to Airadigm by Ericsson, and to the pre-petition Liens of Ericsson and Oneida Enterprise Development Authority ("OEDA") in collateral other
                                                   ----
     than the Airadigm Licenses; and (C) with respect to all other administrative expenses of the kind specified or ordered pursuant to the Bankruptcy Code, except attorney's fees and employee claims up to an aggregate amount of $500,000, but including those that may be incurred in a subsequent Chapter 7 case, a Lien senior in priority;

               (ii) notwithstanding the foregoing, Borrower's superpriority administrative claim shall be pari passu with the superpriority
                                   ---- -----
     administrative claim of Ericsson under the Ericsson DIP;

               (iii) the collateral securing Borrower's Lien shall be protected against any surcharge under Bankruptcy Code (S) 506(c), without the express written consent of Borrower; and

               (iv) as security for the Airadigm/FCC License Debt Obligations, the Borrower shall have, effective upon the entry of the Airadigm Post-Petition Financing Order and without the necessity of the execution of Airadigm of mortgages, security agreements, pledge agreements, financing statements or otherwise, valid and perfected security interests in, and Liens upon, all present and after-acquired property of Airadigm of any nature whatsoever, including, without limitation, all cash contained in any account maintained by Airadigm and the proceeds of all causes of action (exclusive of avoidance actions under Chapter 5 of the Bankruptcy Code) of Airadigm; and

          (c) If entered, the Airadigm Post-Petition Financing Order described in subparagraph (b) shall continue to be in full force and effect.

          4.6  Indus/Airadigm Working Capital Subfacility.  In addition to
               ------------------------------------------
satisfaction of the conditions contained in Section 4.2 hereof, the agreement of
                                            -----------
each Lender to make any Loan requested to be made by it under the Indus/Airadigm Working Capital Subfacility to fund working capital of Airadigm is subject to the satisfaction of the following conditions:

          (a) The Airadigm Bankruptcy Court shall have entered an Airadigm Post-Petition Financing Order substantially to the effect that:

               (i) the Lien of Borrower securing the obligations of Airadigm relating to any post-petition financing for working capital (the "Airadigm
                                                                       --------
     Working Capital Obligations") shall be in the same property, assets and
     ---------------------------
     interests as the Ericsson DIP, and shall be junior only to the Ericsson DIP, the prepetition Liens of Ericsson and OEDA, and the DIP loan provided by OEDA and approved by the Airadigm Bankruptcy Court on June 28, 2000 (the "OEDA DIP"); provided, however, that Ericsson shall have agreed to
      --------    --------
     subordinate its right in all respects to Borrower, and that the Lien of Borrower shall be junior to no more than $7,000,000, plus accrued interest, of the OEDA DIP and OEDA's participation in the Ericsson DIP;

               (ii) the claim evidenced by the Loan for the Indus/Airadigm Working Capital Facility shall have priority over all other administrative expenses of the kind specified or ordered pursuant to the Bankruptcy Code, except Chapter 11 attorneys' fees and employees claims up to an aggregate amount equal to $500,000, but including those incurred in a subsequent Chapter 7 case;

               (iii) notwithstanding the foregoing, Borrower's superpriority administrative claim shall be pari passu with the superpriority
                                   ---- -----
     administrative claim of Ericsson under the Ericsson DIP;

               (iv) the collateral securing Borrower's Lien shall be protected against any surcharge under Bankruptcy Code (S) 506(c), without the express written consent of Borrower; and

               (v) as security for the Airadigm Working Capital Obligations, the Borrower shall have, effective upon the entry of the Airadigm Post-Petition Financing Order and without the necessity of the execution of Airadigm of mortgages, security agreements, pledge agreements, financing statements or otherwise, valid and perfected security interests in, and Liens upon, all present and after-acquired property of Airadigm of any nature whatsoever, including, without limitation, all cash contained in any account maintained by Airadigm and the proceeds of all causes of action (exclusive of avoidance actions under Chapter 5 of the Bankruptcy Code) of Airadigm; and

          (b) If entered, the Airadigm Post-Petition Financing Order described in subparagraph (a) shall continue to be in full force and effect.

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such Loan that the conditions contained in Section 4.2 and, if applicable, Sections 4.3, 4.4, 4.5 and 4.6 have
             -----------                     ------------  ---  ---     ---
been satisfied.

                             ARTICLE 5. COVENANTS

          The Borrower hereby agrees that, so long as the Commitments remain in effect, any Note remains outstanding and unpaid or any Obligation is owing to any Lender hereunder:

          5.1  Payment of Notes.  The Borrower shall pay the principal of,
               ----------------
premium of, if any, and interest on the Loans and the Notes on the dates and in the manner provided herein and in the Notes.

          5.2  Payment of Taxes and Claims.  The Borrower shall, and shall cause
               ---------------------------
each of its Subsidiaries to, pay all Taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or profits as and when due and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a Lien upon any of its properties or assets; provided that (i) no such charge or claim need be paid if being contested in good faith by appropriate proceedings diligently conducted, if reserves or other appropriate provision, if any, as shall be required by GAAP, shall have been made therefor and (ii) there shall be no default pursuant to this section if the failure to pay any of the foregoing could not reasonably be expected to have Material Adverse Effect.

          5.3  Liens, etc.  The Borrower shall not, and shall not permit any of
               ----------
its Subsidiaries to, directly or indirectly incur, issue, assume, guarantee or suffer to exist any Indebtedness or Liens, other than Permitted Liens and the Indebtedness and Liens created under the Loan Documents.

          5.4  Restricted Payments.  The Borrower shall not declare or make any
               -------------------
Restricted Payment.

          5.5  Consolidation, Merger, Sale of Assets, etc.  The Borrower shall
               -------------------------------------------
not, directly or indirectly, consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into it, or sell, lease, abandon or otherwise dispose of any asset, other than (a) a disposition of assets required to permit Tritel and TeleCorp to consummate the Acquisition and
(b) subject to Section 2.4(e) hereof, pursuant to the Black Label Agency
               --------------
Agreement.

          5.6  Requirements of Law.  The Borrower and its Subsidiaries shall
               -------------------
comply with all applicable Requirements of Law and obtain and comply in all material respects with and maintain any and all Licenses necessary for its operations, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

          5.7  Transactions with Affiliates.  The Borrower shall not, directly
               ----------------------------
or indirectly, engage in any transaction material to the Borrower (including, without limitation, the purchase, lease, sale or exchange of assets or the rendering of any service) with any Affiliate, except upon fair and reasonable terms that are no less favorable to the Borrower, than those which might be obtained, in the good faith judgment of the Borrower, in an arm's length transaction at the time from Persons which are not Affiliates and, in the case of any transaction between the Borrower and any Designated Holder (or any Affiliate of any Designated Holder) shall have been approved by a majority of the directors (excluding any directors who are either Designated Holders or who are selected by the Designated Holders and are not subject to approval by any of the other holders of the Capital Stock of the Borrower); provided that the
                                                         --------
foregoing restrictions shall not apply to the transactions contemplated under the Loan Documents or any transaction between the Borrower and any of its Wholly-Owned Subsidiaries or between one Wholly-Owned Subsidiary of the Borrower and another Wholly-Owned Subsidiary of the Borrower.

          5.8  Corporate Existence, etc.; Business.  The Borrower shall at all
               -----------------------------------
times preserve and keep in full force and effect its corporate existence, rights, qualifications and franchises (including, without limitation, all Licenses) deemed material to its business and those of each of its Subsidiaries, except as otherwise specifically permitted by Section 5.5 and except to the
                                              -----------
extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

          5.9  Limitation on Activities of the Borrower.  The Borrower shall not
               ----------------------------------------
engage in any business other than a Permitted Business.

          5.10 [Intentionally Omitted.]
                ---------------------

          5.11 Acquisition Documents.  In the event the Acquisition Documents
               ---------------------
are amended, supplemented or otherwise modified, the Agent shall immediately be notified of the same and shall promptly be provided with copies of such modifications.

          5.12 Reporting.  The Borrower will furnish to the Agent within sixty
               ---------
(60) days after the end of each fiscal year a detailed budget for the next fiscal year with respect to all areas in which the Borrower is developing personal communications services systems and/or installing Telecommunications Equipment, and within sixty (60) days after the end of each fiscal quarter copies of Borrower's operations, income and cash flow statements as of the end of such fiscal quarter.

          5.13 AT&T/Indus Buy-Out.  If the AT&T/Indus Buy-Out is consummated,
               ------------------
the Borrower shall grant a perfected, first priority security interest in its rights thereunder to the Agent.

          5.14 Subsidiaries.  The Borrower shall not create or permit the
               ------------
creation of any Subsidiaries without the prior written consent of the Agent.

                         ARTICLE 6. EVENTS OF DEFAULT

          6.1  Events of Default.   If any of the following events shall occur
               -----------------
and be continuing:

          (a) (i) The Borrower shall fail to pay any principal of any Note when due in accordance with the terms thereof or hereof; or (ii) the Borrower shall fail to pay any interest on any Note, or any other amount payable hereunder, within three (3) days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

          (b) Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein or in any other Loan Document, in the Vendor Purchase Agreement or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document or the Vendor Purchase Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

          (c) The Borrower or any other Loan Party shall default in the observance or performance of any agreement contained in Article 5 hereof, in
                                                        ---------
Sections 5 through 8 of the Security Agreement;
----------         -

          (d) The Borrower shall default in any of its obligations under the Vendor Purchase Agreement and as a result thereof the Vendor Purchase Agreement shall have terminated; provided, that no Event of Default shall exist under this
                       --------
subparagraph (d) if the Borrower shall have acquired from the Vendor, shall have deployed and shall have paid all amounts to the Vendor with respect to a mobile switching center and fifty base stations for each of the following areas:
Milwaukee, Wisconsin; Madison, Wisconsin; Des Moines, Iowa and Evansville, Indiana.

          (e) The Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of thirty (30) days; or

          (f) The Borrower or any of its Subsidiaries shall (i) default in any payment (regardless of amount) of principal of or interest on any Indebtedness having an aggregate principal amount in excess of $10,000,000 (other than the Notes) or in the payment (regardless of amount) of any Guarantee Obligation in excess of $5,000,000 beyond the period of grace (not to exceed thirty (30) days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice, if required, such Indebtedness to become due prior to its stated maturity; or

          (g) (i) The Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or substantially all of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries, any case, proceeding or other action referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or substantially all of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (h) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,
(ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Agent is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

          (i) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (to the extent not covered by third-party insurance as to which the insurer has acknowledged coverage) of $5,000,000 or more and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within forty-five (45) days from the entry thereof; or

          (j) (x) Any of the Security Documents, any of the Acquisition Documents or the Vendor Purchase Agreement shall cease, for any reason, to be in full force and effect, or the

Borrower or any other Loan Party which is a party to any of the Security Documents shall so assert, (y) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby or (z) the Agent shall not have, for any reason whatsoever, a valid and perfected first security interest for the benefit of the Lenders in the Collateral, subject only to Permitted Liens; or

          (k)  A Change of Control shall occur; or

          (l) An "event of default" or a "termination event" (as each such term is defined in any Hedging Agreement) shall occur with respect to the Borrower; or

          (m) An event shall exist or occur which has a Material Adverse Effect; or

          (n) TeleCorp shall cease commercial operations for a period of fifteen (15) consecutive days; or

          (o)  The Closing Date shall not have occurred before July 14, 2000; or

          (p) An "Event of Default" shall have occurred and be continuing under (and as defined in) the Chase Credit Agreement, as in effect on the date hereof; or

          (q) Any amendment to the Acquisition Documents is made which has the effect of impairing the ability of any party to the Acquisition Documents to consummate the transactions contemplated by the Acquisition Documents or if any such amendment will have a Material Adverse Effect upon TeleCorp or the Borrower; or

          (r)  The Airadigm Post-Petition Financing Order(s) described in
Section 4.5(b) and Section 4.6(a), if entered, shall fail to be in full force
--------------     --------------
and effect;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (g) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) the Required Lenders, may, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) the Required Lenders may, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                             ARTICLE 7. THE AGENT

          7.1  Appointment of Agent.
               --------------------

          (a) Lucent Technologies Inc. is hereby appointed to act as contractual representative on behalf of all Lenders under this Agreement and the other Loan Documents.

The Agent agrees to act as such contractual representative upon the express conditions contained in this Article 7. The provisions of this Section 7.1 are
                             ---------                         -----------
solely for the benefit of the Agent and the Lenders and the Borrower or any other Person shall have no rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, the Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrower or any other Person. The Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. Notwithstanding the use of the defined term "Agent", it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement and that the Agent is merely acting as the representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender waives. Neither the Agent nor any of its Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct, or for any special, punitive or consequential damages.

          (b) If the Agent shall request instructions from all Lenders, Required Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from all Lenders, Required Lenders, or all affected Lenders, as the case may be, and the Agent shall not incur liability to any Person by reason of so refraining. The Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (i) if such action would, in the opinion of the Agent, be contrary to law or the terms of this Agreement or any other Loan Document, (ii) if such action would, in the opinion of the Agent, expose the Agent to liabilities beyond the limits of this Agreement or (iii) if the Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of all Lenders, Required Lenders or all affected Lenders, as applicable.

          7.2  Agent's Reliance, Etc.  Neither the Agent nor any of its
               ---------------------
Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages caused by its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent:

          (a) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent;

          (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;

          (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents;

          (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of the Borrower or to inspect the Collateral (including the books and records);

          (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and

          (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

          7.3  Lucent and Affiliates.  With respect to its Commitments
               ---------------------
hereunder, Lucent shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Lucent in its individual capacity.
Lucent and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, the Borrower, any of its Affiliates and any Person who may do business with or own securities of the Borrower or any such Affiliate, all as if Lucent were not the Agent and without any duty to account therefor to the Lenders. Lucent and its Affiliates may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to Lenders. Lucent may also make subordinated loans to the Borrower. Each Lender acknowledges the potential conflict of interest between Lucent as a Lender holding disproportionate interests in the Loans, Lucent as a member or subordinated debt holder of the Borrower, Lucent as the Vendor under the Vendor Purchase Agreement and Lucent as Agent.

          7.4  Lender Credit Decision.  Each Lender acknowledges that it has,
               ----------------------
independently and without reliance upon the Agent or any other Lender and based on the financial information given it by the Borrower and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of the Borrower and its own decision to enter into this Agreement.
Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

          7.5  Indemnification.  Each of the Lenders agrees to indemnify the
               ---------------
Agent (to the extent not reimbursed by the Borrower and without limiting the obligations of the Borrower hereunder), ratably according to their respective Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by the Agent in connection therewith; provided, that no Lender shall be liable for any
                         --------
portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that the Agent is not reimbursed for such expenses by the Borrower.

          7.6  Successor Agent.  The Agent may resign at any time by giving not
               ---------------
less than thirty (30) days' prior written notice thereof to Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within thirty (30) days after the resigning Agent's giving notice of resignation, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If no successor Agent has been appointed pursuant to the foregoing, by the thirtieth (30/th/) day after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and the Required Lenders shall thereafter perform all the duties of Agent hereunder until such time, if any, as the Required Lenders appoint a successor Agent as provided above. Any successor Agent appointed by the Required Lenders hereunder shall be subject to the approval of the Borrower, such approval not to be unreasonably withheld or delayed; provided that such
                                                          --------
approval shall not be required if a Default or an Event of Default shall have occurred and be continuing. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the earlier of the acceptance of any appointment as Agent hereunder by a successor Agent or the effective date of the resigning Agent's resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Agent shall continue. After any resigning Agent's resignation hereunder, the provisions of this Section 7.6 shall inure to
                                                      -----------
its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

          7.7  Loans and Payments.  Whenever the Agent receives a payment of
               ------------------
principal, interest, fee or premium (if any) or other payment, or whenever the Agent makes an application of funds, in connection with the Loans or the Notes (including, without limitation, any payment or application from any Collateral), the Agent will on the date such payment is received or applied, if on or prior to 11:00 a.m. (New York City time) on such date, or otherwise on the next Business Day, pay over to each Lender as instructed by such Lender in writing, an amount equal to such Lender's pro rata share of such payment provided that such Lender has funded all Loans required to be made by it and has purchased all participation required to be purchased by it under this Agreement and the other Loan Documents as of such date. To the extent that any Lender (a "Non-Funding
                                                                   -----------
Lender") has failed to fund all such payments and Loans or failed to fund the
-------
purchase of all such participation, the Agent shall be entitled to set off the funding short-fall against that Non-Funding Lender's pro rata share of all payments received from the Borrower. The Borrower shall be deemed to have paid such amount and shall not be considered in default with respect to any funds withheld from any Non-Funding Lender by the Agent pursuant to this Section 7.7.
                                                                   -----------
All payments by Agent shall be made by wire transfer to such Lender's account (as specified by such Lender) not later than 2:00 p.m. (New York City time) on the applicable Business Day.

          7.8  Return of Payments.
               ------------------

          (a) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by the Agent from the Borrower and such related payment is not received by Agent, then the Agent will be entitled to recover such amount from such Lender on demand without set-off, counterclaim or deduction of any kind.

          (b) If the Agent determines at any time that any amount received by the Agent under this Agreement must be returned to the Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, the Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that the Agent has distributed to such Lender, together with interest at such rate, if any, as the Agent is required to pay to the Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

          7.9  Non-Funding Lenders.  The failure of any Non-Funding Lender to
               -------------------
make any portion of its Loans or any payment required by it hereunder on the date specified therefor shall not relieve any other Lender (each such other Lender, an "Other Lender") of its obligations to make any such Loan on such
            ------------
date, but neither any Other Lender nor the Agent shall be responsible for the failure of any Non-Funding Lender to make any Loan. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "Lender" (or be included in the calculation of "Required Lenders" hereunder) for any voting or consent rights under or with respect to any Loan Document.

          7.10 Dissemination of Information.  The Agent will use reasonable
               ----------------------------
efforts to provide Lenders with any notice of Default or Event of Default received by the Agent from, or delivered by the Agent to, the Borrower, with notice of any Event of Default of which the Agent has actually become aware and with notice of any action taken by the Agent following any Event of Default; provided that the Agent shall not be liable to any Lender for any failure to do
--------
so, except to the extent that such failure is attributable to the Agent's gross negligence or willful misconduct. Lenders acknowledge that the Borrower is required to provide certain documents to Lenders pursuant to this Agreement and agree that the Agent shall have no duty to provide the same to Lenders.

          7.11 Actions in Concert.  Anything in this Agreement to the contrary
               ------------------
notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of set-off) without first obtaining the prior written consent of the Agent and Required Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agent.

          7.12 Collateral Matters.
               ------------------

          (a) The Agent may release any Lien upon any Collateral (i) upon the termination of the Commitments and payment and satisfaction of all Loans and all other Obligations and which the Agent has been notified in writing are then due and payable; (ii) constituting property being sold or disposed of if the Borrower certifies to the Agent that the sale or disposition is made in compliance with the relevant Borrower Security Agreement (and the Agent may rely conclusively on any such certificate, without further inquiry); or (iii) constituting property leased to the Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement or which will expire imminently and which has not been, and is not intended by the Borrower to be, renewed or extended and with respect to which the Borrower has not exercised any purchase option. The Agent may not release all or substantially all the Collateral without the written consent of each of the Lenders, which consent shall not be unreasonably withheld or delayed. Upon request by the Agent or the Borrower at any time, the Lenders will confirm in writing the Agent's authority to release any Liens pursuant to this Section 7.12(a)
                                      ---------------

          (b) Upon receipt by the Agent of any confirmation required pursuant to Section 7.12(a) from the Lenders of the Agent's authority to release any
   ---------------
Liens upon particular types or items of Collateral, and upon at least five (5) Business Days' prior written request by the Borrower, and provided that no Event of Default has occurred and is then continuing, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens upon such Collateral; provided,
                                                                     --------
that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Borrower in respect
of) all interests retained by the Borrower, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

          (c) The Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the Borrower or is cared for, protected or insured or has been encumbered, or, other than a duty to act without recklessness, willful misconduct or gross (but not mere) negligence, that the Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the pursuant to this Section
                                                                    -------
7.12, it being understood and agreed that the duties and responsibilities of the
----
Agent shall be limited to those set forth in this Agreement and expressly set forth in the other Loan Documents.

          7.13 Agency for Perfection.  Each Lender hereby appoints each other
               ---------------------
Lender as agent for the purpose of perfecting the Lenders' security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code can be perfected only by possession. Should any Lender obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor shall deliver such Collateral to the Agent.

          7.14 Concerning the Collateral, the Loan Documents and the Agent.
               -----------------------------------------------------------
Each Lender hereby grants, authorizes and directs the Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the ratable benefit of the Lenders. The exercise by the Agent or the Required Lenders of their respective powers set forth in this Agreement or the other Loan Documents relating to the Collateral, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders; provided that the Agent shall not without the consent of the Required Lenders
--------
take any action in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral (other than, in the exercise of its reasonable judgment, actions to preserve the value of the Collateral).

                           ARTICLE 8. MISCELLANEOUS

          8.1  Amendments and Waivers.
               ----------------------

          (a) No failure or delay of the Agent or any Lender to exercise any right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, preclude any other or further exercise thereof or the exercise of any other right. No waiver of any provision of this Agreement or any other Loan Document nor consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by the Agent and the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

          (b)  Subject to the provisions of this Section 8.1(b), the Required
                                                 --------------
Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Event of Default or Default hereunder; provided that no such supplemental agreement
                                 --------
shall, without the consent of each Lender affected thereby:

               (i) Postpone or extend the expiration date of any Lender's Commitments, the Final Maturity Date, the maturity date for any Note or any installment thereof or any fees or other amounts payable to such Lender except with respect to (A) any modifications of the provisions relating to prepayments of Loans and other Obligations and (B) a waiver of the application of the default rate of interest pursuant to Section 2.7(c).
                                                             --------------

               (ii) Reduce the principal amount of any Loans, or reduce the rate or extend the time of payment of interest or fees thereon.

               (iii) Reduce the percentage specified in the definition of Required Lenders or any other percentage of Lenders specified to be the applicable percentage in this Agreement to act on specified matters or amend the definition of Commitment Percentage.

               (iv) Increase the amount of any Commitment of any Lender hereunder or increase any Lender's Commitment Percentage.

               (v) Permit the Borrower to assign its rights under this Agreement.

               (vi)   Release all or substantially all the Collateral.

               (vii)  Amend Section 2.1.
                            -----------

               (viii) Amend this Section 8.1(b).
                                 --------------

          (c) No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent.

          8.2  Notices.  All notices, requests and demands to or upon the
               -------
respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or, in the case of notice by mail, when received, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and Agent, and as set forth in
Schedule 8.2 in the case of the other parties hereto, or to such other address
------------
as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

          To the Borrower:
          ---------------
          Black Label Wireless, Inc.
          c/o TeleCorp PCS, Inc.
          1010 N. Glebe Road

          Arlington, Virginia 22201
          Attention: Thomas Sullivan
          Telecopy:  703.236.1376

          With copies to:
          --------------
          McDermott, Will & Emery
          28 State Street
          Boston, Massachusetts 02109-1775
          Attention: John B. French, Esq.
          Telecopy:  617.535.3800

          Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C.
          One Financial Center
          Boston, Massachusetts 02111
          Attention: Alicia M.V. Wyman, Esq.
          Telecopy:  617.542.2241

          To the Agent:
          ------------
          Lucent Technologies Inc.
          600 Mountain Avenue
          Murray Hill, NJ 07974
          Attention: Treasury Manager, Financing Operations
          Telecopy:  908.582.3101

; provided that any notice, request or demand to or upon the Agent or any Lender
  --------
pursuant to Section 2.3, Section 2.4, Section 2.5, or Section 2.10 shall not be
            -----------  -----------  -----------     ------------
effective until received.

          8.3  No Waiver; Cumulative Remedies.  No failure to exercise and no
               ------------------------------
delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          8.4  Survival of Representations and Warranties.  All representations
               ------------------------------------------
and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans hereunder.

          8.5  Payment of Expenses and Taxes; Indemnification.  The Borrower
               ----------------------------------------------
agrees:

          (a) to pay or reimburse the Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the Notes and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent;

          (b) to pay or reimburse the Agent for all its costs and expenses incurred in connection with the negotiation of any restructuring or "work-out," whether or not consummated, and the enforcement or preservation of any rights under this Agreement, the Notes, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel to the Agent;

          (c) to pay, and indemnify and hold harmless the Agent from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other Taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes, the other Loan Documents and any such other documents; and

          (d) to pay, and indemnify and hold harmless the Agent (including each of their respective parents, subsidiaries, officers, directors, employees, agent and Affiliates) from and against, any and all other claims, demands, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, settlements, expenses or disbursements of whatever kind or nature arising from, in connection with or with respect to the execution, delivery, enforcement, performance and administration of the Loan Documents or any other documents or the use of the proceeds of the Loans or any other purpose or relating to the Acquisition or the Acquisition Documents (all the foregoing in this clause (d), collectively, the "indemnified liabilities");
                                    -----------------------

provided that the Borrower shall have no obligation hereunder to the Agent or
--------
any Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Agent or such Lender.

          8.6  Successors and Assigns; Participations and Assignments.
               ------------------------------------------------------

          (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent, the Lenders, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Lender.

          (b) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such
           ------------
Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and the other Loan Documents, and the Borrower and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. The Borrower agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note; provided that, in purchasing such participating
                            --------
interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 8.7(a) as fully as if it
                                            --------------
were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Section 2.12, Section 2.13 and Section 2.14 with
                            ------------  ------------     ------------
respect to its participation in the Commitments and the Loans outstanding from time to time as if it were a Lender; provided that, in the case of Section 2.13,
                                     --------                      ------------
such Participant shall have complied with the requirements of said Section, and provided further that no Participant shall be entitled to receive any greater
-------- -------
amount pursuant to any such Section, than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

          (c) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time and from time to time assign to any Eligible Assignee all or any part of its rights and obligations under this Agreement and the Notes pursuant to a Commitment Transfer Supplement, substantially in the form of Exhibit J (a "Commitment Transfer Supplement")
                             ---------     ------------------------------
executed by such Eligible Assignee, such assigning Lender, and Agent and delivered to the Borrower for acceptance and recording in the Register; provided
                                                                        --------
that (i) any such assignment must be in a minimum amount equal to the lesser of
(x) $5,000,000 (or such lesser amount as may be acceptable to Agent and the Borrower (so long as no Event of Default shall have occurred which is continuing) and (y) the aggregate Commitments and outstanding Loans of such assigning Lender then in effect; (ii) after giving effect to any such assignment, such Lender shall have either (x) sold all its rights and obligations hereunder and under the Notes or (y) retained at least $1,000,000 of the aggregate Commitments; and (iii) any such assignment must satisfy the requirements of Section 8.6(d). Upon such execution, delivery, acceptance and
                --------------
recording, from and after the effective date determined pursuant to such Commitment Transfer Supplement, (1) the Eligible Assignee thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein and (2) the assigning Lender thereunder, to the extent provided in such Commitment Transfer Supplement, shall be released from its obligations under this Agreement (and, in the case of a Commitment Transfer Supplement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto; provided that the provisions of Section 2.12, Section 2.13,
              --------                        ------------  ------------
Section 2.14 and Section 8.5 shall continue to benefit such assigning Lender to
------------     -----------
the extent required by such Sections).

          (d) The Borrower shall maintain, at the Borrower's address referred to in Section 8.2 a copy of each Commitment Transfer Supplement delivered to it
      -----------
and a register (the "Register") for the recordation of the names and addresses
                     --------
of the Agent, Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the

Borrower, Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. No assignment or transfer of any Commitment or Loan, or any interest therein, shall be effective in each case unless and until a Commitment Transfer Supplement effecting the assignment or transfer thereof shall have been recorded by the Borrower in the Register as provided in this Section 8.6(d). The Register
                                                    --------------
shall be available for inspection by the Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice. This Section 8.6(d)
                                                              --------------
shall be construed so that each Note, and any interest therein, shall be maintained at all times in "registered form" for purposes of Sections 163(f), 871(h) and 881(c) of the Code.

          (e) Upon its receipt of a Commitment Transfer Supplement executed by an assigning Lender, an Eligible Assignee and the Agent, together with a processing fee of $3,500 to be paid by such assigning Lender, the Borrower shall promptly accept such Commitment Transfer Supplement and, on the effective date determined pursuant thereto, shall record the information contained therein in the Register and give notice of such acceptance and recordation to the Agent and the Lenders. On or prior to such effective date, the Borrower, at their own expense, shall execute and deliver to the Agent (in exchange for the Note of the assigning Lender) a new Note to the order of such Eligible Assignee in an amount equal to the Loan assumed by such Eligible Assignee pursuant to such Commitment Transfer Supplement and, if the assigning Lender has retained a Loan hereunder, a new Note to the order of the assigning Lender in an amount equal to the Loan retained by it hereunder. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Notes replaced thereby.

          (f) The Borrower authorizes the Agent and each Lender to disclose to any Participant or Eligible Assignee (each, a "Transferee") and any prospective
                                               ----------
Transferee, any and all financial information in the possession of the Agent or such Lender concerning the Borrower and their respective Affiliates which has been delivered to the Agent or such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to the Agent or such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and their respective Affiliates prior to becoming a party to this Agreement.

          (g) Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law.

          8.7  Adjustments; Setoff.  If any Lender (a "Benefited Lender") shall
               -------------------                     ----------------
at any time receive any payment of all or part of its Credit Extensions, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by setoff, pursuant to events or proceedings of the nature referred to in Section 6.1(g), or otherwise), in a greater proportion
                          --------------
than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Credit Extensions, or interest thereon, such benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided that if all or any portion of such excess payment or
             --------
benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

          8.8  Counterparts.  This Agreement may be executed by one or more of
               ------------
the parties to this Agreement on any number of separate counterparts (including by telecopy), and all said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and Agent.

          8.9  Severability.  Any provision of this Agreement which is
               ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          8.10 Integration.  This Agreement and the other Loan Documents
               -----------
represent the agreement of the Borrower, the Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by Agent or any Lender relative to subject matter hereof or thereof not expressly set forth or referred to herein or in the other Loan Documents.

          8.11 Governing Law.  THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND
               -------------
OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF OTHER THAN
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

          8.12 Submission to Jurisdiction; Waivers.  The Borrower hereby
               -----------------------------------
irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower, as the case may be, at its address set forth in Section 8.2 or at such other
                                             -----------
address of which the Agent shall have been notified pursuant thereto;

          (d) agrees that nothing contained herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.12 any special, exemplary, punitive or consequential damages.
     ------------

          8.13 Acknowledgments. The Borrower hereby acknowledges that:
               ---------------

          (a) neither Agent nor any Lender has any fiduciary relationship with or duty to the Borrower or any of its Subsidiaries arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Agent and the Lenders, on the one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of creditor and debtor; and

          (b) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Agent and Lenders or among the Borrower, any of its Subsidiaries, the Agent and the Lenders.

          8.14 Waivers of Jury Trial.  THE BORROWER, AGENT AND THE LENDERS
               ---------------------
HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          8.15 Survival of Agreements.  The agreements of the parties set forth
               ----------------------
in Section 8.5, Section 8.12 and Section 8.14 shall survive the repayment of the
   -----------  ------------     ------------
Obligations.

          8.16 Confidentiality.
               ---------------

          (a) The Agent and the Lenders agree to exercise all reasonable efforts (consistent with their customary methods for keeping information confidential) to keep any information delivered or made available by the Borrower or TeleCorp with respect to the Financing Transactions confidential from anyone other than Persons employed or retained by the Agent or any Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Financing Transactions; provided, that nothing herein shall
                                             --------
prevent the Agent or any Lender from disclosing such information (i) to any Affiliate (provided that the Agent or such Lender, as applicable, shall be
           --------
responsible for any breach of this provision by such Affiliate) or to any other holder of the Notes, (ii) upon the order of any court or administrative agency,
(iii) upon the request or demand of any regulatory agency or Governmental Authority having jurisdiction over the Agent or any Lender, (iv) that has been publicly disclosed, (v) in connection with any litigation relating to the Notes, this Agreement or any of the Financing Transactions, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder,
(vii) to legal counsel or independent auditors of the Agent or any Lender and
(viii) to any proposed Participant or assignee of all or any part of the Notes hereunder, if such other Person, prior to such disclosure, agrees, in writing, for the benefit of the Borrower to comply with the provisions of this Section
                                                                      -------
8.16 (it being understood that prior to any disclosure under clause (ii), (iii)
----
or (v) of this proviso, the Agent or the applicable Lender shall, if reasonably practicable and if such action could not reasonably be expected to subject the

Agent or such Lender to any civil or criminal sanction or penalty, notify the Borrower of such potential disclosure so as to afford the Borrower with the opportunity to contest such disclosure).

          (b) The Borrower shall use its good faith efforts to obtain from any Governmental Authority to whom this Agreement or the terms thereof must be disclosed or publicly filed confidential treatment with respect to those provisions of this Agreement and the Notes which relate to the interest rate, pricing and such other provisions as the Agent or any Lender may reasonably designate. The Borrower shall cooperate with the Agent and the Lenders in such manner as the Agent and the Lenders may reasonably request to obtain such confidential treatment and will promptly advise the Agent and the Lenders of any discussions with representatives of any Governmental Authority with respect to obtaining such treatment.

                          [intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                   BLACK LABEL WIRELESS, INC., as the
                                   Borrower



                                   By: /s/ Thomas H. Sullivan
                                      ----------------------------
                                      Name:  Thomas H. Sullivan
                                      Title: President

                                   LUCENT TECHNOLOGIES INC., as Agent



                                   By: /s/ Lucent Technologies Inc.
                                      ----------------------------
                                      Name:
                                      Title:

                                   LUCENT TECHNOLOGIES INC., as Lender



                                   By: /s/ Lucent Technologies Inc.
                                      ----------------------------
                                      Name:
                                      Title:

                                Signature Page               Lucent/Black Label
                                                                Credit Agreement

                                                                       EXHIBIT A

                           FORM OF PLEDGE AGREEMENT

                                [See attached]


                                   Exhibit A

                                                                       EXHIBIT B

                          FORM OF SECURITY AGREEMENT

                                [See attached]


                                   Exhibit B

                                                                       EXHIBIT C

                            FORM OF PROMISSORY NOTE

New York, New York                                           __________ __, 2000
                                                             $__________________

          FOR VALUE RECEIVED, the undersigned, BLACK LABEL WIRELESS, INC., a Delaware corporation ("Borrower"), hereby unconditionally promises to pay to the
                       --------
order of ___________________ ("Lender") at the offices of LUCENT TECHNOLOGIES
                               ------
INC., a Delaware corporation, as Agent for the Lenders ("Agent"), at its office
                                                         -----
at 600 Mountain Avenue, Murray Hill, New Jersey 07974, or at such other place as the Agent may designate from time to time in writing to the Borrower, in lawful money of the United States of America and in immediately available funds, the amount of __________________________ DOLLARS AND _____ CENTS ($___,___,___).
All capitalized terms used but not otherwise defined herein have the meanings given to them in the "Credit Agreement" (as hereinafter defined).

          This Promissory Note is one of the Promissory Notes issued pursuant to that certain Credit Agreement dated as of July 14, 2000 by and among Borrower, Agent, Lender and the other financial institutions signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto and as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"), and is entitled to the benefit and security of the Credit
 ----------------
Agreement, the Security Agreement and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The principal balance of the Loan, the rates of interest applicable thereto and the date and amount of each payment made on account of the principal thereof, shall be recorded by the Agent on its books; provided that the failure of the Agent to make any such recordation shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or this Promissory Note.

          The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement. The terms of the Credit Agreement are hereby incorporated herein by reference.

          If any payment hereunder becomes due and payable on a Saturday, Sunday or legal holiday under the laws of the State of New York, the due date thereof shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. Checks, drafts or similar items of payment received by the Agent shall not constitute payment until final settlement thereof, but

                                   Exhibit B
credit therefor shall be given on the date the same is honored by the Agent's depository bank and final settlement thereof is reflected by irrevocable credit to the Agent's account in such bank. In no contingency or event whatsoever shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Agent has received interest hereunder in excess of the highest rate applicable hereto, the Agent shall promptly refund such excess interest to the Borrower.

          Upon and after the occurrence of any Event of Default, this Promissory Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

          Time is of the essence of this Promissory Note. Presentment, protest and notice of nonpayment are hereby waived by the Borrower.

          This Promissory Note shall be interpreted and the rights and liabilities of the parties hereto determined in according with the laws and decisions of the State of New York. Whenever possible each provision of this Promissory Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Promissory Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Promissory Note. Whenever in this Promissory Note reference is made to the Agent or the Borrower, such reference is made to include, as applicable, a reference to their respective successors and assigns. Each provision of this Promissory Note shall be binding upon and inure to the benefit of said successors and assigns. The Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for the Borrower.

                                        BLACK LABEL WIRELESS, INC.,
                                        a Delaware corporation


                                        By:  ____________________
                                             Name:
                                             Title:

                                   Exhibit C

                                                                       EXHIBIT D

                          FORM OF NOTICE OF BORROWING

To:  Lucent Technologies, Inc., as Agent
     600 Mountain Avenue
     Murray Hill, NJ 07974
     Telecopy: (908) 582.2020
     Attn:  Treasury Manager, Financing Operations

Dated:  _______________

Ladies and Gentlemen:

          The undersigned, Black Label Wireless, Inc., a Delaware corporation (the "Borrower"), refers to the Credit Agreement dated as of July 14, 2000 among
      --------
the Borrower, the financial institutions signatory thereto from time to time as lenders (the "Lenders"), and Lucent Technologies Inc., as agent for the Lenders
              -------
(in such capacity, the "Agent") (as amended, restated, supplemented or otherwise
                        -----
modified from time to time, the "Credit Agreement"; undefined, capitalized terms
                                 ----------------
used herein shall have the meanings assigned thereto in the Credit Agreement) and hereby gives the Agent notice, irrevocably, pursuant to Section 2.3 of the
                                                            -----------
Credit Agreement that the Borrower hereby requests a Loan under the Credit Agreement (the "Proposed Loan"), and in that connection sets forth below the
                -------------
information relating to such Proposed Loan as required by Section 2.3 of the
                                                          -----------
Credit Agreement:

          (i)   The Borrowing Date for the Proposed Loan is _________ __, ____;

          (ii) The proceeds of the Proposed Loan are to be used for the purposes as specified on Schedule I attached hereto;
                         ----------

          (iii) The bank account into which the proceeds of the Proposed Loan are to be transferred is account no. [___________________] maintained at [___________];

          (iv) The ABA number of the above-referenced bank is [___________], and the name and address, phone and fax numbers of the contact person at such bank, are as follows:

                _________________________________________

                _________________________________________

                _________________________________________

                Telephone Number:________________________

                Fax Number: _____________________________;

          (v)   The aggregate amount of the Proposed Loan is $[_____________];
and

                                   Exhibit D

          (vi) [If the Proposed Loan is the initial Loan: The Proposed Loan is to bear interest at the Alternate Base Rate]; [If the Proposed Loan is a subsequent Loan: The Proposed Loan is to bear interest at the [Alternate Base Rate] [LIBOR Rate, and the requested Interest Period for such Proposed Loan is __________].].

          The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the Borrowing Date:

          (A)   The representations and warranties contained in Article III of
                                                                -----------
the Credit Agreement and contained in the other Loan Documents are correct in all respects, before and after giving effect to the Proposed Loan and to the application of the proceeds therefrom, as though made on such date;

          (B) No event has occurred and is continuing, or would result from such Proposed Loan or from the application of the proceeds therefrom, which constitutes either a Default or an Event of Default; and

          (C) All agreements and all conditions to the Proposed Loan contained in the Credit Agreement or any other of the Loan Documents which are required to be performed or satisfied by the Borrower on the date hereof or by the Borrowing Date of the Proposed Loan have been and will be performed and satisfied.

          The undersigned hereby further certifies that the proceeds of the Proposed Loan shall be used only for the purposes permitted in accordance with
Section 2.1 of the Credit Agreement.
-----------

                                        Very truly yours,

                                        BLACK LABEL WIRELESS, INC.,
                                        a Delaware corporation

                                        By: ___________________________
                                            Name:
                                            Title:

                                   Exhibit D

                                  SCHEDULE I
                                      TO
                              NOTICE OF BORROWING
Description of the Purposes for which the Proceeds of the Proposed Loan Will Be
-------------------------------------------------------------------------------
                                     Used
                                     ----

[PICK ONE OR MORE, AS APPLICABLE]

[The proceeds of the Proposed Loan are to be used to purchase or reimburse the Borrower for Telecommunications Equipment. Attached is a schedule supporting one hundred percent (100%) of Telecommunications Equipment for which such funds are requested.]

[The proceeds of the Proposed Loan are to be used to purchase or reimburse the Borrower for Telecommunications Equipment under the Vendor Purchase Agreement. Attached is a schedule supporting one hundred percent (100%) of Telecommunications Equipment for which such funds are requested.]

[The proceeds of the Proposed Loan are to be used to pay or reimburse the Borrower for transaction costs. Attached is a copy of the invoice from ___________.]

[The proceeds of the Proposed Loan are to be used in connection with the Black Label Working Capital Subfacility. The Proposed Loan will not violate any provision of any other agreement to which the Borrower or any of its Subsidiaries is a party.]

[The proceeds of the Proposed Loan are to be used in connection with the _________ Subfacility. The Borrower hereby certifies that, as of the date hereof and as of the Borrowing Date, all of the conditions applicable to __________ Subfacility pursuant to Section 2.1(c) and Article IV have been
                                   --------------     ----------
satisfied.]

[Additionally, any schedules to the Credit Agreement which, as of the Borrowing Date, require modification, shall be appropriately supplemented and delivered to the Agent herewith.]

                                   Exhibit D

                                                                       EXHIBIT E


                            [INTENTIONALLY OMITTED]


                                   Exhibit E

                                                                       EXHIBIT F

                         FORM OF NOTICE OF CONVERSION

          The undersigned, Black Label Wireless, Inc., a Delaware corporation (the "Borrower"), refers to the Credit Agreement dated as of July 14, 2000 among
      --------
the Borrower, the financial institutions signatory thereto from time to time as lenders (the "Lenders"), and Lucent Technologies Inc., as agent for the Lenders
              -------
(in such capacity, the "Agent") (as amended, restated, supplemented or otherwise
                        -----
modified from time to time, the "Credit Agreement"; undefined, capitalized terms
                                 ----------------
used herein shall have the meanings assigned thereto in the Credit Agreement), and hereby requests and gives notice to the Agent, pursuant to Section 2.5 of
                                                               -----------
the Credit Agreement, that on ________________, 200[0]:

          (1) $_________ of the currently outstanding principal amount of the Loan originally made on __________, ____ and currently being maintained as [an Alternate Base Rate Loan] [a LIBOR Loan],

          (2)  be [converted into] [continued as],

          (3) [a LIBOR Loan, which Interest Period will expire on __________, ____] [an Alternate Base Rate Loan].

          In the event that such Loan is to be converted into, or continued as, a LIBOR Loan, the Borrower hereby:

          (a) certifies, represents and warrants that no Default has occurred and is continuing or will (after giving effect to the continuation or conversion requested hereby) occur and be continuing;

          (b) certifies, represents and warrants that all representations and warranties set forth in Article III of the Credit Agreement and in the
                             -----------
     other Loan Documents are, and will continue to be (after giving effect to such continuation or conversion requested hereby), true and correct in all material respects as if made on the date of continuation or conversion hereunder[, except in the following respects: [describe] and the Agent and the Required Lenders have waived such exception to the representations and warranties in writing dated __________]; and

          (c) agrees that if prior to the time of such conversion or continuation any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Agent. Except to the extent, if any, that prior to the time of the conversion or continuation requested hereby the Agent shall receive written notice to the contrary from the Borrower, each matter certified, represented and warranted to herein shall be deemed to be certified, represented and warranted at the date of such [conversion] [continuation] as if then made. [The Borrower agrees to remit to the Agent for the benefit of the Lenders, on the date of such conversion, an interest payment in the amount of $_________.]

                                   Exhibit F

          IN WITNESS WHEREOF, the Borrower has caused this Notice of Conversion to be executed and delivered, and the certification, representations and warranties contained herein to be made, by an authorized officer this ____ day of __________, ____.

                                        BLACK LABEL WIRELESS, INC.,
                                        a Delaware corporation


                                        By: ___________________________
                                            Name:
                                            Title:

                                   Exhibit G

                                                                       EXHIBIT G

                     FORM OF OPINION OF BORROWER'S COUNSEL

                                [See attached]


                                   Exhibit G

                                                                       EXHIBIT H

                          FORM OF CLOSING CERTIFICATE

          The undersigned, Black Label Wireless, Inc., a Delaware corporation (the "Borrower"), refers to the Credit Agreement dated as of July 14, 2000 among
      --------
the Borrower, the financial institutions signatory thereto from time to time as lenders (the "Lenders"), and Lucent Technologies Inc., as agent for the Lenders
              -------
(in such capacity, the "Agent") (as amended, restated, supplemented or otherwise
                        -----
modified from time to time, the "Credit Agreement"; undefined, capitalized terms
                                 ----------------
used herein shall have the meanings assigned thereto in the Credit Agreement), and hereby certifies to the Agent, pursuant to Section 4.1(l) that:
                                               --------------

          1.   Attached hereto as Exhibit A is a true, correct and complete copy
                                  ---------
of the Articles of Incorporation of Borrower, together with any and all amendments thereto, as on file with the Secretary of State of Delaware, and no action has been taken to amend, modify or repeal such Articles of Incorporation, the same being in full force and effect in the attached form as of the Closing Date;

          2.   Attached hereto as Exhibit B is a true, correct and complete copy
                                  ---------
of the Bylaws of Borrower, and no action has been taken to amend, modify or repeal such Bylaws, the same being in full force and effect in the attached form as of the Closing Date;

          3.   Attached hereto as Exhibit C is a true and correct copy of the
                                  ---------
resolutions that have been duly adopted at a meeting of the Board of Directors of Borrower, and none of the resolutions have been amended, modified, revoked or rescinded in any respect since their respective dates of execution, and all of such resolutions are in full force and effect as of the Closing Date in the form adopted;

          4.   Attached hereto as Exhibit D are original certificates dated as
                                  ---------
of a recent date from the Secretary of State or other appropriate authority of each jurisdiction in which the Borrower was either incorporated or qualified to do business, such certificate evidencing the good standing of Borrower in such jurisdictions;

          5. Each of the representations and warranties made by Borrower in or pursuant to the Loan Documents to which it is a party are true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date; and

          6. Immediately prior to and immediately after the Closing Date, no Default or Event of Default shall have occurred and will be continuing under any Loan Document.

                                   Exhibit H

          IN WITNESS WHEREOF, the Borrower has caused this Closing Certificate to be executed and delivered by an authorized officer this ____ day of __________, ____.

                                        BLACK LABEL WIRELESS, INC.,
                                        a Delaware corporation

                                        By: ___________________________
                                            Name:
                                            Title:

                                   Exhibit H

                                                                       EXHIBIT I

                        FORM OF COMPLIANCE CERTIFICATE

          The undersigned, Black Label Wireless, Inc., a Delaware corporation (the "Borrower"), refers to the Credit Agreement dated as of July 14, 2000 among
      --------
the Borrower, the financial institutions signatory thereto from time to time as lenders (the "Lenders"), and Lucent Technologies Inc., as agent for the Lenders
              -------
(in such capacity, the "Agent") (as amended, restated, supplemented or otherwise
                        -----
modified from time to time, the "Credit Agreement"; undefined, capitalized terms
                                 ----------------
used herein shall have the meanings assigned thereto in the Credit Agreement), and hereby certifies to the Agent, pursuant to Section 4.2(d) of the Credit
                                               --------------
Agreement that:

          1. No Default or Event of Default has occurred and is continuing as of the date hereof, except as set forth in this Compliance Certificate.

          2. Each of the representations and warranties made by the Borrower in or pursuant to the Loan Documents is true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof.

          3. All fees and expenses due and owing to the Agent any Lender have been paid.

          IN WITNESS WHEREOF, the Borrower has caused this Compliance Certificate to be executed and delivered, and the certification, representations and warranties contained herein to be made, by an authorized officer this ____ day of __________, ____.

                                        BLACK LABEL WIRELESS, INC.,
                                        a Delaware corporation


                                        By: ___________________________
                                            Name:
                                            Title:

                                   Exhibit I

                                                                       EXHIBIT J

                    FORM OF COMMITMENT TRANSFER SUPPLEMENT

          COMMITMENT TRANSFER SUPPLEMENT, dated as of the date set forth in Item 1 of Schedule I hereto, among the Transferor Lender set forth in Item 2 of
     ----------
Schedule I hereto (the "Transferor Lender"), each Purchasing Lender set forth in
----------              -----------------
Item 3 of Schedule I hereto (each, a "Purchasing Lender"), and Lucent
          ----------                  -----------------
Technologies Inc., a Delaware corporation, as agent for the Lenders under the Credit Agreement described below (in such capacity, the "Agent").
                                                         -----

                             W I T N E S S E T H:

          WHEREAS, this Commitment Transfer Supplement is being executed and delivered in accordance with Section 8.6(c) of the Credit Agreement dated as of
                             --------------
July 14, 2000, among Black Label Wireless, Inc., a Delaware corporation (the "Borrower"), the financial institutions signatory thereto from time to time as
 --------
lenders (the "Lenders"), and the Agent (as amended, restated, supplemented or
              -------
otherwise modified from time to time, the "Credit Agreement"; undefined,
                                           ----------------
capitalized terms used herein shall have the meanings assigned thereto in the Credit Agreement);

          WHEREAS, each Purchasing Lender (if it is not already a Lender party to the Credit Agreement) wishes to become a Lender party to the Credit Agreement; and

          WHEREAS, the Transferor Lender is selling and assigning to each Purchasing Lender, rights, obligations and commitments under the Credit Agreement;

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          1. Upon receipt by the Agent of a counterpart of this Commitment Transfer Supplement, to which is attached a fully completed Schedule I and
                                                            ----------
Schedule II, and which has been executed by the Transferor Lender, each
-----------
Purchasing Lender and any other person required by the Credit Agreement to consent to the transfer evidenced by this Commitment Transfer Supplement, the Agent will transmit to the Borrower, the Transferor Lender and each Purchasing Lender, a Transfer Effective Notice, substantially in the form of Schedule III
                                                                  ------------
to this Commitment Transfer Supplement (a "Transfer Effective Notice").  Such
                                           -------------------------
Transfer Effective Notice shall set forth, inter alia, the date on which the
                                           ----- ----
transfer effected by this Commitment Transfer Supplement shall become effective (the "Transfer Effective Date"), which date shall be the fifth (5/th/) Business
      -----------------------
Day following the date of such Transfer Effective Notice. From and after the Transfer Effective Date, each Purchasing Lender shall be a Lender party to the Credit Agreement for all purposes thereof.

          2. At or before 12:00 Noon, local time of the Transferor Lender on the Transfer Effective Date, each Purchasing Lender shall pay to the Transferor Lender, in immediately available funds, an amount equal to the purchase price, as agreed between the Transferor Lender and such Purchasing Lender (the "Purchase Price"), of the portion being purchased by such Purchasing Lender
 --------------
(such Purchasing Lender's "Purchased Percentage") of the
                           --------------------

                                   Exhibit J
outstanding Loans and other amounts owing to the Transferor Lender under the Credit Agreement and the applicable Note(s). Effective upon receipt by the Transferor Lender of the Purchase Price from a Purchasing Lender, the Transferor Lender hereby irrevocably sells, assigns and transfers to such Purchasing Lender, without recourse, representation or warranty, and each Purchasing Lender hereby irrevocably purchases, takes and assumes from the Transferor Lender, such Purchasing Lender's Purchased Percentage of the Commitments and the presently outstanding Loans and other amounts owing to the Transferor Lender under the Credit Agreement and the applicable Note(s) together with all instruments, documents and collateral security pertaining thereto.

          3. The Transferor Lender has made arrangements with each Purchasing Lender with respect to (i) the portion, if any, to be paid, and the date or dates for payment, by the Transferor Lender to such Purchasing Lender of any fees heretofore received by the Transferor Lender pursuant to the Credit Agreement prior to the Transfer Effective Date and (ii) the portion, if any, to be paid, and the date or dates for payment, by such Purchasing Lender to the Transferor Lender of fees or interest received by such Purchasing Lender pursuant to the Credit Agreement from and after the Transfer Effective Date.

          4. (a) All principal payments that would otherwise be payable from and after the Transfer Effective Date to or for the account of the Transferor Lender pursuant to the Credit Agreement and the applicable Note(s) shall, instead, be payable to or for the account of the Transferor Lender and the Purchasing Lender(s), as the case may be, in accordance with their respective interests as reflected in this Commitment Transfer Supplement.

          (b) All interest, fees and other amounts that would otherwise accrue for the account of the Transferor Lender from and after the Transfer Effective Date pursuant to the Credit Agreement and the applicable Note(s) shall, instead, accrue for the account of, and be payable to, the Transferor Lender and the Purchasing Lender(s), as the case may be, in accordance with their respective interests as reflected in this Commitment Transfer Supplement. In the event that any amount of interest, fees or other amounts accruing prior to the Transfer Effective Date was included in the Purchase Price paid by any Purchasing Lender, the Transferor Lender and each Purchasing Lender will make appropriate arrangements for payment by the Transferor Lender to such Purchasing Lender of such amount upon receipt thereof from the Borrower.

          5. On or prior to the Transfer Effective Date, the Transferor Lender will deliver to the Agent its Note(s). On or prior to the Transfer Effective Date, the Borrower will deliver to the Agent a new Note of the Borrower for each Purchasing Lender, and (if the Transferor Lender shall, after giving effect to the transfer effected by this Commitment Transfer Supplement, remain a Lender party to the Credit Agreement) the Transferor Lender, in each case in principal amounts reflecting, in accordance with the Credit Agreement, their Commitments as adjusted pursuant to this Commitment Transfer Supplement. Each new Note shall be dated the Closing Date. Promptly after the Transfer Effective Date, the Agent will send to each of the Transferor Lender and the Purchasing Lender(s) its new Note and will send to the Borrower the superseded Note(s) of the Transferor Lender, marked "canceled".

                                   Exhibit J

          6. Concurrently with the execution and delivery hereof, the Transferor Lender will provide to each Purchasing Lender (if it is not already a Lender party to the Credit Agreement) conformed copies of all documents delivered to such Transferor Lender on the Closing Date in satisfaction of the conditions precedent set forth in the Credit Agreement.

          7. Each of the parties to this Commitment Transfer Supplement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Commitment Transfer Supplement.

          8. By executing and delivering this Commitment Transfer Supplement, the Transferor Lender and each Purchasing Lender confirm to and agree with each other and the Agent and the Lenders as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Transferor Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the Note(s) or any other instrument or document furnished pursuant thereto; (ii) the Transferor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement, the Note(s) or any other instrument or document furnished pursuant hereto; (iii) each Purchasing Lender confirms that it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment Transfer Supplement; (iv) each Purchasing Lender will, independently and without reliance upon the Agent, the Transferor Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking of not taking action under the Credit Agreement; (v) each Purchasing Lender appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article VIII
                                                                    ------------
of the Credit Agreement; and (vi) each Purchasing Lender agrees that it will perform in accordance with their terms all the obligations which, by the terms of the Credit Agreement, are required to be performed by it as a Lender.

          9.   Schedule II hereto sets forth the revised Commitments and
               -----------
Commitment Percentages of the Transferor Lender and each Purchasing Lender as well as administrative information with respect to each Purchasing Lender.

          10. THIS COMMITMENT TRANSFER SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

                                   Exhibit J

          IN WITNESS WHEREOF, the parties hereto have caused this Commitment Transfer Supplement to be executed by their respective duly authorized officers as of the date set forth in Item 1 of Schedule I hereto.
                                      ----------

                                        [Transferor Lender]


                                        ____________________________,
                                        Name:
                                        Title:



                                        [Purchasing Lender]



                                        ____________________________,
                                        Name:
                                        Title:


Acknowledged:
------------

LUCENT TECHNOLOGIES INC., as Agent

By:  _______________________
     Name:
     Title:


BLACK LABEL WIRELESS, INC., as Borrower


By:  _______________________
     Name:
     Title:

                                   Exhibit J

                                  SCHEDULE I
                                      TO
                        COMMITMENT TRANSFER SUPPLEMENT


Item  1        (Date of Commitment  Transfer Supplement):

Item  2        (Transferor Lender):

Item  3        (Purchasing Lender):

                                   Exhibit J

                                  SCHEDULE II
                                      TO
                        COMMITMENT TRANSFER SUPPLEMENT

Commitment Amounts
------------------

[TRANSFEROR LENDER]

          Revised Commitment:                 $___________
          ------------------

          Revised Commitment Percentage:      _____%
          -----------------------------

[PURCHASING LENDER]

          New Commitment:                     $__________
          --------------

          New Commitment Percentage:          _____%
          -------------------------

Address for Notices
-------------------

[PURCHASING LENDER]

______________________
______________________
______________________

                                   Exhibit J

                                 SCHEDULE III
                                      TO
                        COMMITMENT TRANSFER SUPPLEMENT

                       Form of Transfer Effective Notice
                       ---------------------------------

To: Black Label Wireless, Inc., [Transferor Lender], as Transferor Lender, and [Purchasing Lender], as Purchasing Lender

          The undersigned, as Agent under the Credit Agreement, dated as of July 14, 2000 among Black Label Wireless, Inc. (the "Borrower"), the financial
                                                --------
institutions signatory thereto from time to time as lenders (the "Lenders") and
                                                                  -------
Lucent Technologies Inc., as agent for the Lenders (in such capacity, the "Agent"), acknowledges receipt of an executed counterpart of a completed
 -----
Commitment Transfer Supplement, as described in Schedule I hereto.  Terms
                                                ----------
defined in such Commitment Transfer Supplement are used herein as therein defined.

          1. Pursuant to such Commitment Transfer Supplement, you are advised that the Transfer Effective Date will be [__________].

          2. Pursuant to such Commitment Transfer Supplement, the Transferor Lender is required to deliver to the Agent on or before the Transfer Effective Date its Note(s).

          3. Pursuant to such Commitment Transfer Supplement, the Borrower is required to deliver to the Agent on or before the Transfer Effective Date the following Note(s), each dated [_________]:

               (a)  [describe note];

               (b)  ...

          4. Pursuant to such Commitment Transfer Supplement each Purchasing Lender is required to pay its Purchase Price to the Transferor Lender at or before 12:00 Noon on the Transfer Effective Date in immediately available funds.

                                        Very truly yours,


                                        LUCENT TECHNOLOGIES INC.,
                                        as Agent


                                        By: ___________________________
                                            Name:
                                            Title:

                                   Exhibit J